REGISTRATION NO. 333-97687

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SearchHelp, Inc.
_____________________________________________________________
(Name of Small Business Issuer in Its Charter)

Delaware	7380	11-3621755
(State of Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791 (516) 922-4765
__________________________________________________________________________________
(Address and Telephone Number of Principal Executive Offices)

6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791
__________________________________________________________________________________
(Address of Principal Place of Business)

William Bozsnyak, Chief Executive Officer
SearchHelp, Inc.
6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791 (516) 922-4765
__________________________________________________________________________________
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Paul J. Pollock, Esq.
Katten Muchin Rosenman LLP
575 Madison Avenue, New York, NY 10022
Phone: (212) 940-8555
Facsimile: (212) 894-5511

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, checking the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	DOLLAR AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(3)
Units	$4,000,000	$.50 per Unit	$4,000,000	-
Common Stock, $.0001 par value(1)	$3,840,000	$.48 per Share	$3,840,000	$368
Common Stock Class A Redeemable Warrants(2)	$80,000	$.01 per Warrant	$80,000	-
Common Stock, $.0001 par value, Issuable on Exercise of Class A Redeemable Warrants	$6,000,000	$.75 per Share	$6,000,000	$552
Common Stock Class B Redeemable Warrants(2)	$80,000	$.01 per Warrant	$80,000	-
Common Stock, $.0001 par value, Issuable on Exercise of Class B Redeemable Warrants	$14,000,000	$1.75 per Share	$14,000,000	$1,288

(1) This registration statement also covers an indeterminate number of shares of SearchHelp, Inc.’s common stock, par value $.0001 per share that may be issuable by reason of stock splits, stock dividends or other adjustment provisions of the respective warrants in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Included in Units for the purpose of calculating the registration fee.

(3) These Registration fees were paid with filing of original Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SEARCHHELP, INC.

This Post-Effective Amendment No. 3 has been prepared to amend the terms of the Class A Warrant and to provide current information to the holders of warrants to purchase our common stock in order to assist them in making the decision of whether or not to exercise their warrants.

You should pay particular attention to the risk factors described in this Post-Effective Amendment No. 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE ORIGINAL PROSPECTUS OR THIS POST-EFFECTIVE AMENDMENT NO. 3. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

As used in this Post-Effective Amendment No. 3, references to the “Company,” “SearchHelp,” “we,” “us,” “our” or similar terms mean SearchHelp, Inc. and its consolidated subsidiaries. The Company’s software products, “Sentry At Home”, “Sentry Remote” and “Sentry Mobile”, which together with our “Sentry Predator Locator” product, are generally referred to in this report as Sentry software or Sentry Parental Control products.

The Date of this Post-Effective Amendment No. 3 is August 28, 2008.

TABLE OF CONTENTS

Risk Factors	2
Where You Can Find More Information	6
Use of Proceeds	6
Capitalization	6
Management’s Discussion and Analysis of Financial Condition and Results of Operations	6
Market for Common Equity and Related Stockholder Matters	13
Business	14
Management	14
Executive Compensation	21
Principal Stockholders
Certain Transactions
Plan of Distribution	23
Description of Securities	25
Legal Matters	26
Experts	26
Index to Financial Statements	27

RISK FACTORS

THE SECURITIES OFFERED UNDER THIS PROSPECTUS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD ONLY PURCHASE THESE SECURITIES IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. BEFORE MAKING AN INVESTMENT IN THE COMPANY, YOU SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING RISK FACTORS AFFECTING OUR BUSINESS AND SECURITIES, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS.

RISKS RELATED TO SEARCHHELP

IF WE CONTINUE OUR HISTORY OF LOSSES, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS

We incurred net losses of $2,038,656 in the six months ended June 30, 2008 and of $6,264,492 for the year ended December 31, 2007. Since inception, we have an accumulated deficit of $19,201,175. As a result, as of June 30, 2008, we had a stockholders’ deficit of $2,853,049 and a working capital deficiency of $3,032,552. We cannot be certain whether we will ever make a profit, or, if we do, that we will be able to continue earning a significant amount of revenues or making a profit. If we continue to lose money, our stock price could decline or we may be forced to discontinue our operations, either of which may result in you losing a portion or all of your investment.

WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS AS A GOING CONCERN.

The report of our independent auditors for the fiscal year ended December 31, 2007 was issued under the assumption that we would continue as a going concern. As discussed in Note 1 to our financial statements for the fiscal year December 31, 2007, we have experienced operating losses over the past two years resulting in an accumulated deficit. Our independent auditors believe, based on our financial results as of December 31, 2007, that such results raised substantial doubts about our ability to continue as a going concern. The financial statements included in the Annual Report on Form 10-KSB do not include any adjustments to asset values or recorded liability amounts that might be necessary in the event we are unable to continue as a going concern. If we are in fact unable to continue as a going concern, you may lose your entire investment.

The Company's cash on hand at June 30, 2008 totaled approximately $304. The Company will need additional financing to meet its obligations and to continue its business. The Company is exploring alternative sources of financing, including institutional and non-institutional debt, equity, which will be highly dilutive to the current stockholders, joint venture arrangements or a combination of any or all of the foregoing. No arrangements have been entered into. The Company will need to raise at least a minimum of $500,000 by September 30, 2008 in order to continue operations and an additional $2,000,000 after that in order to enable the Company to generate sufficient revenues to cover all of its present and future costs and expenses.

IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, OUR BUSINESS MAY FAIL OR OUR OPERATING RESULTS AND OUR STOCK PRICE MAY BE MATERIALLY ADVERSELY AFFECTED

Management believes that sales of our Sentry software products and the commercialization of our new technology represent the principal opportunity for SearchHelp at this time. However, aggregate sales of our software products from their launch through June 30, 2008 have so far generated only approximately $502,000 in net revenues. Therefore, we have been relying on capital raised by issuing notes and by the sale of common and preferred stock. Between July 2005 and December 31, 2006, we raised an aggregate of $2,895,000 from the sale of 10% convertible notes and warrants. On October 31, 2006 the Company began a private placement to accredited investors of 10% short term promissory notes. As of June 30, 2008, the Company has raised a total gross amount of $785,000, from these notes. Between February 2007 and September 30, 2007, the Company sold an aggregate of 901,237 shares of its Series A Preferred Stock and warrants to purchase an aggregate of 2,944,650 shares of the Company’s common stock, at an exercise price of $.26 per share, receiving proceeds totaling $2,050,000. On November 7, 2007 the Company began a private placement to accredited investors of 10% short term promissory notes. These notes are payable the earlier of one year from date of issuance or when the Company raises $1,000,000 in its next qualified financing as defined. The notes bear interest at a rate of 10% per annum, payable at the end of the term. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at the rate of $0.15 per share. As of June 30, 2008, the Company has raised a total gross amount of $575,000, from these notes. In the six months ended June 30, 2008, the Company sold an aggregate of 2,321,579 shares of its restricted common stock at an exercise price of $.14 per share, receiving proceeds totaling $324,000. In the six months ended June 30, 2008, the Company has issued 1,331,811 of warrants, receiving total proceeds of $109,000. Until the time that our software sales provide sufficient cash flow, we will depend on being able to obtain sufficient alternative funding. If we are not able to raise funds, we may not be able to successfully develop and market our products and our business will most likely fail.

AS WE RAISE ADDITIONAL CAPITAL BY SELLING SECURITIES, YOUR PERCENTAGE OWNERSHIP INTEREST IN SEARCHHELP WILL LIKELY BE REDUCED

The raising of additional financing would in all likelihood result in dilution or reduction in the value of our securities. Our ability to operate is dependent upon obtaining sufficient capital. Accordingly, we anticipate that we will, at the appropriate time, increase our capital base, which increase may include the sale of securities with a priority to the common stock. These sales will reduce your percentage of ownership.

OUR INABILITY TO RETAIN AND ATTRACT KEY PERSONNEL COULD SERIOUSLY HARM OUR BUSINESS AND ADVERSELY AFFECT OUR ABILITY TO DEVELOP OUR PRODUCTS

We believe that our future success will depend on the abilities and continued service of our senior management and executive officers, particularly our Chief Executive Officer and Chief Operating Officer and those persons involved in the research and development of our products. If we are unable to retain the services of these persons, or if we are unable to attract additional qualified employees, researchers and consultants, we may be unable to successfully finalize and market our products and other future products being developed.

OUR SENTRY PARENTAL CONTROL SOFTWARE TECHNOLOGY AND STRATEGY MAY NOT BE SUCCESSFUL

Our success will depend almost entirely upon the acceptance of our products and services by parents with children under the age of 17, elementary and middle schools, media companies and households. Market acceptance will depend upon several factors, particularly the determination by parents that they need and want to monitor and protect their children while on the Internet and the determination by schools that they want to educate and inform families about the need for monitoring and knowing what their children do while on the Internet. A number of factors may inhibit acceptance, including the existence of competing products, our inability to convince families that they need to pay for the products and services that we will offer, or failure by households and service companies to use our products. If our products are not accepted by the market, we may have to curtail our business operations, which could have a material negative effect on operating results and most likely result in a lower stock price.

THE COMMERCIALIZATION OF OUR NEW TECHNOLOGY AND STRATEGY MAY NOT BE SUCCESSFUL

Our success will depend upon the acceptance of our products and services by advertisers and marketers. Market acceptance will depend upon several factors, particularly the determination by businesses that they need and want accurate, relevant, real time, and objective marketing intelligence. A number of factors may inhibit acceptance, including our inability to convince businesses that they need to pay for the products and services that we will offer. If our products are not accepted by the market, we may have to curtail our business operations, which could have a material negative effect on operating results and most likely result in a lower stock price.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FUTURE COMPETITORS

We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our primary market and be able to compete at a profit. In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger technical staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and competitors’ innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could seriously damage our business and chances for success.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

IF WE DO NOT CONTINUALLY UPDATE OUR PRODUCTS, THEY MAY BECOME OBSOLETE AND WE MAY NOT BE ABLE TO COMPETE WITH OTHER COMPANIES

Internet technology, software applications and related infrastructure are rapidly evolving. Our ability to compete depends on the continuing development of our technologies and products. We cannot assure you that we will be able to keep pace with technological advances or that our products will not become obsolete. We cannot assure you that competitors will not develop related or similar products and bring them to market before we do, or do so more successfully, or that they will not develop technologies and products more effective than any that we have developed or are developing. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

OUR BUSINESS IS CONCENTRATED, MAKING OUR OPERATIONS SENSITIVE TO ECONOMIC FLUCTUATIONS

Because of our extremely limited financial resources, it is unlikely that we will be able to further diversify our operations. Therefore, we will be subject to economic fluctuations within our industry. If our business does not succeed, you could lose all or part of your investment.

IF WE DO NOT SUCCEED IN OUR EXPANSION STRATEGY, WE MAY NOT ACHIEVE THE RESULTS WE PROJECT

Our business strategy is designed to expand the sales of our products and services. Our ability to implement our plan will depend primarily on the ability to attract customers and the availability of qualified and cost-effective sales personnel. There are no firm agreements for employment of additional marketing personnel, and we can give you no assurance that any of our expansion plans will be successful or that we will be able to establish additional favorable relationships for the marketing and sales of our products and services. We also cannot be certain when, if ever, we will be able to hire the appropriate marketing personnel and to establish additional merchandising relationships.

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AGAINST LAWSUITS

SearchHelp is a Delaware corporation. Delaware law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Delaware law also authorizes Delaware corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

RISKS RELATED TO OUR SECURITIES

WE HAVE BROAD DISCRETION TO USE THE OFFERING PROCEEDS

All of the net proceeds from issuing notes and from the sale of stock are anticipated to be used for working capital, including support of our expansion plans. Thus, our management will have sole discretion over how these proceeds are used. We cannot assure you that the proceeds will be invested to yield a favorable return.

ISSUANCE OF PREFERRED STOCK COULD HURT HOLDERS OF COMMON STOCK

Our board of directors is authorized by our charter to create and issue preferred stock. The rights of holders of preferred stock take precedence over the rights of holders of common stock. Between February 2007 and December 31, 2007, the Company created a class of 1,526,718 Series A 7% of cumulative preferred stock, since that date, we have sold an aggregate of 901,237 shares of Series A preferred stock and may issue additional shares of our Series A preferred stock at any time. The preferred stock has a preference or liquidation of $2.62. The rights of future preferred stockholders could delay, defer or prevent a change of control of SearchHelp, even if the holders of common stock are in favor of that change of control, as well as enjoy preferential treatment on matters like distributions, liquidation preferences and voting.

OUR STOCK PRICE HAS BEEN VOLATILE

Our stock price fluctuated between $0.08 and $0.25 during the six months ending June 30, 2008 and between $0.08 and $0.45 for the year ended December 31, 2007. The price of our shares may fluctuate significantly despite the absence of any apparent reason. In addition, our stock is thinly traded, leading to even greater volatility. You should expect this volatility to continue. The price of our common stock may be subject to considerable fluctuations as a result of various factors, including but not limited to:

•       Technological innovations or commercialization of new products by our   competitors;
•       The release of research reports by securities analysts;
•       Disputes concerning patents or proprietary rights;
•       Financial results of other firms, particularly those in our industry; and
•       Economic and other external factors.

OUR SHARES ARE CLASSIFIED AS “PENNY STOCK” AND BECAUSE “PENNY STOCK” RULES WILL APPLY, YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES

A “penny stock” is a common stock that is not listed on a national securities exchange and trades for less than $5.00 per share. Additional disclosure is required in connection with trades in a penny stock. These disclosure requirements may have the effect of reducing the level of trading activity in our common stock, making the market for the shares of common stock illiquid.

THERE WILL BE A SIGNIFICANT NUMBER OF SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE AND THIS MAY HURT THE MARKET PRICE OF THE SHARES

The market price of our shares could decline as a result of sales, or the perception that sales could occur, of a large number of shares available in the public market. Such sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. At August 27, 2008, we had a total of 67,355,058 shares of common stock outstanding, but there were also 32,806,686 shares that could be acquired upon the conversion or exercise of outstanding preferred stock, notes, options and warrants. Upon the conversion or exercise of these securities, your interest in SearchHelp will be diluted.

WE HAVE NEVER PAID ANY CASH DIVIDENDS

SearchHelp has never paid any cash dividends on its shares of common stock and there are presently no plans being considered that would result in the payment of cash dividends.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov .

We have filed with the SEC a registration statement on Form SB-2 with respect to the common stock that may be sold under this prospectus. This prospectus does not contain all of the information set forth in that registration statement, certain parts of which are not included in accordance with the rules and regulations of the SEC. Copies of that registration statement can be obtained from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

USE OF PROCEEDS

We will use any proceeds we receive from the exercise by holders of the warrants as working capital.

CAPITALIZATION

The following table sets forth our actual capitalization at June 30, 2008. You should read this section in conjunction with our financial statements and related notes appearing elsewhere in this prospectus.

Current liabilities		$3,287,385

Other liabilities		109,955

Stockholders’ deficit
Preferred stock - $.0001 par value, authorized - 25,000,000 shares issued and outstanding - 901,237 and 0, respectively	90
Common stock - $.0001 par value, authorized - 250,000,000 shares issued and outstanding – 66,893,410 shares	6,689
Additional paid-in capital	16,341,347
Accumulated deficit	(19,201,175)
Total stockholders’ deficit		(2,853,059)

Total Capitalization		$544,281

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed below or elsewhere in this prospectus may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. We make such forward-looking statements under the provisions of the “safe harbor” section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company’s views and assumptions based on information currently available to management. Such views and assumptions are based on, among other things, the Company’s operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions, including, but not limited to,  the factors we describe under “Risk Factors,” and

•	the Company’s ability to secure necessary capital in order to continue to operate;
•	the Company’s ability to complete and sell its products and services;
•	the Company’s ability to achieve levels of sales sufficient to cover operating expenses;
•	prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the Company’s products and services;
•	regulatory or legal changes affecting the Company’s business; and
•	the effectiveness of the Company’s relationships in the parental control and monitoring software and services business.

General

The Company's business consists principally of the development, sale and distribution of parental control and monitoring software and services and imaging products.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the financial statements, the Company incurred net losses of $2,038,656 and $2,612,658 for the six months ended June 30, 2008 and 2007, respectively. In addition, the Company has negative working capital of $3,032,353 and an accumulated deficit of $19,201,175 at June 30, 2008.

These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses. The plan includes, among other things, focusing on on-line sales of the parental control software, and concentrating on the new Echometrix division

The Company has been successful in raising financing from equity and debt transactions. During the six months ended June 30, 2008, the Company raised approximately $538,000 from the private placement of common stock and warrants, and issuance of short term bridge notes payable. A total of $1,343,000 of the 10% short term promissory notes have been converted into the Company’s Common Stock.

During the six month period ending June 30, 2008, the Company focused on three primary operating priorities:

•
Product Design and Delivery. We continue to improve and enhance the functionality of our Sentry software. On February 1, 2008 the Company released the latest version of its Sentry Product which was totally rebuilt during 2007. With the new rebuilt Sentry product, our technical staff has identified several new products and services that the Company plans to launch during 2008. These new products will broaden the Company’s product line and customer base.

We repackaged the new Sentry product and created additional products versions, each having a different price point. We are reintroducing the Sentry product to non-consignment retailers. In addition, the Company will launch numerous online sales campaigns for back to school through the end of this fiscal year. The Company has not, up until this point, concentrated resources to online sales. Management believes that its new online campaign scheduled to start in late August will show an improvement in sales.

The Company recently announced its intent to commercialize its Echometrix technology developed by the Company that it believes could provide advertisers and marketers the ability to analyze natural language expression and sentiment in real-time of digital content, such as blogs, emails, and uniquely instant messaging and mobile text messaging. This automated ability to ascertain emotional context in digital content has widespread uses and implications in the evolving marketing and media landscape.

The Company also recently announced the formation of an advisory board for the Echometrix division, with six industry experts that will be instrumental to validate the new technology, as well as assist in identifying various channels to commercialize this product. The Company spent part of 2007 and the first six months of 2008 developing the Echometrix Technology. The remainder of 2008 will be spent signing beta users and prepare for Echometrix version 2.0 which is expected to be completed early in Q1 2009. At that time, the Company believes that Echometrix will be in a position to generate significant revenue.

•
Raising Awareness in the Marketplace. We began a concerted effort to increase advertising and promotion in order to foster awareness of the Sentry product line in the marketplace. The Company has been pursuing OEM relationships, radio and television ads, infomercial and other promotional videos, increasing product give-aways, and increasing the level of direct mail and Internet advertising.

•
Addressing the Company's liquidity and capital needs. Since inception, the Company has not generated any significant cash flows from operations. Therefore, the Company has funded its operations by issuing notes and by selling common stock and preferred stock. Management has determined that the Company will require additional capital in order to fully exploit the market for its products and services. During the six months ended June 30, 2008, the Company raised approximately $538,000 from the private placement of common stock and warrants, and issuance of short term bridge notes payable. A total of $1,343,000 of the 10% short term promissory notes have been converted into the Company’s Common Stock. See – Liquidity and Capital Resources.

Significant and Critical Accounting Policies

(a) Basis of Presentation: The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation. Results of operations include ETP from the date of acquisition.

(b) Revenue Recognition: The Company recognizes revenues in accordance with the SEC, Staff Accounting Bulletin 104, “Revenue Recognition” (“SAB 104”). Under SAB 104 revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable and collectability is reasonably assured. Software products and services revenue is derived via three distinct methods: direct non- consignment sales, consignment sales and online Internet sales: (i) revenue in the form of direct non- consignment sales of merchandise are recognized when title passes to the customer, typically upon shipment, less an estimated reserve if return privileges exist; (ii) revenue from consignment sales of software is recognized when proof of sale to the end user is received; (iii) revenue from online Internet sales is recognized upon the settlement of credit card charges, typically within three days of the sale.

(c) Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

(d) Stock Based Compensation: Effective January 1, 2006, the Company’s 2004 stock plan is accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards, or FAS No. 123 (revised 2004), Share-Based Payment or FAS 123(R), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion, or APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within Securities and Exchange Commission, or SEC, Staff Accounting Bulletin or SAB No. 107, which provides the Staff’s views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

Prior to January 1, 2006, the Company accounted for similar transactions in accordance with APB No. 25 which employed the intrinsic value method of measuring compensation cost. Accordingly, compensation expense was not recognized for fixed stock options if the exercise price of the option equaled or exceeded the fair value of the underlying stock at the grant date.

(e) Software Development Costs: Research and development costs are expensed as incurred. No research and development costs were incurred for the six month period ending June 30, 2008 and for the year ended December 31, 2007.

In accordance with the provisions of SFAS No. 86, "Accounting for the costs of computer software to be sold or otherwise marketed", software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. For the six month period ending June 30, 2008, the Company capitalized $67,303 of costs relating to a new software product. No development costs were capitalized for the year ended December 31, 2007. Amortization expense for the six month period ending June 30, 2008 and the year ended December 31, 2007 was $8,715 and $231,383, respectively.

In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, we review long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, we will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, we will recognize an impairment loss to adjust to the fair value of the asset. On December 31, 2007 we determined the future sales of our Sentry Predator Locator product, net of the cost of those sales, would not be sufficient to recover any amount of the unamortized costs. As a result, we recorded an impairment to software development costs of $270,680.

(f) Goodwill and Other Intangible Assets: Under the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill is to be tested for impairment at least annually at the reporting unit level. In accordance with SFAS 142, we performed impairment tests on goodwill and purchased intangible assets from the acquisition of ETP on June 8, 2005. The goodwill and other intangible assets were written off after the Company performed these impairment tests and determined that the fair value of the goodwill and other intangible assets exceeded its carrying value. Fair value was determined by estimates of future cash flows. At December 31, 2007, we determined our projections for cash flow from the acquired assets was insufficient to support the goodwill and other intangible assets as assets and that an immediate impairment write-off was in order. Pursuant to the impairment tests, goodwill and unamortized intangibles totaling $998,580 were written off as of December 31, 2007. In April of 2008, the Company purchased all of the stock of Echometrix, Inc, in exchange for 300,000 shares of the Company’s common stock. The excess of the net assets purchased was recorded as an intangible asset.

Results of Operations

Comparison of the Results for the Three Months Ended June 30, 2008 and 2007

During the second quarter of 2008, the Company had revenues of $8,220, net of discounts, from sales of software products.  The cost of these sales totaled $4,734 and the gross profit was $3,486.  The Company’s net loss was $1,141,378, of which $1,047,922 was the loss from operations.

Revenue for the three months ended June 30, 2008 and 2007 was $8,220 and $18,441, respectively, a decrease of $10,221 and is reflective of the Company’s focus to on-line sales in the current period, compared to various distribution channels for its software product line in the comparative prior period. Accordingly, gross profit increased as a percentage by 23% due to the Company’s focus on more on-line sales in the current period, resulting in lower cost of sales such as commissions and freight for the three months ended June 30, 2008 from the comparable period of the prior year.

The Company’s compensation costs increased for the three months ended June 30, 2008 from the comparable period of the prior year. Compensation costs (which include salaries, taxes and benefits and share-based compensation), included in general and administrative expenses, totaled $785,953 and $402,300 for the three months ended June 30, 2008 and 2007, respectively, an increase of $383,653 which is primarily attributable to the legal settlement with the Company’s former President of $315,000 in May of 2008. Offsetting the increase in compensation costs was a decrease in legal fees of approximately $139,000 from the three months ended June 30, 2008 compared to the three months ended June 30, 2007. The remaining decrease was attributable to the Company’s overall effort to reduce costs.

Depreciation and amortization expense decreased by $46,848, for the three months ended June 30, 2008 from the comparable period of the prior year. The decrease in depreciation and amortization reflects the Company’s write off of intangible assets at December 31, 2007.

Interest expense for the three months ended June 30, 2008 and 2007 was $67,911 and $248,852, respectively, a decrease of $180,941. This decrease in interest expense is a result of the decrease in the aggregate total of convertible notes and bridge notes outstanding due to noteholders converting debt into Company stock. Convertible notes and bridge notes outstanding totaled $813,000 and $2,950,000 at June 30, 2008 and 2007, respectively. Included in interest expense is the recognition of amortization expense on the beneficial conversion feature of the convertible notes and the discount related to the value of the warrants which totaled approximately $18,000 and $165,000 for the three months ended June 30, 2008 and 2007, respectively, a decrease of $147,000.

Comparison of the Results for the Six Months Ended June 30, 2008 and 2007

During the first half of 2008, the Company had revenues of $83,872, net of discounts, from sales of software products.  The cost of these sales totaled $36,597.  Gross profit was $55,495.  The Company’s net loss was $2,038,656, of which $1,768,730 was the loss from operations.

Revenue for the six months ended June 30, 2008 and 2007 was $92,092 and $73,145, respectively, an increase of $18,947 and is reflective of the Company’s sale in the current period to an overseas distributor for approximately $50,000. The remaining sales in the current period were on-line sales of the Company’s software product line, whereas the prior comparative period ended June 30, 2007 were primarily attributable to sales of the product line through various distribution channels. Accordingly, gross profit increased $16,687 for the six months ended June 30, 2008 from the comparable period of the prior year as a result of the higher margins generated by the sale of software products, and a greater focus on on-line sales in the current period.

The Company’s compensation costs increased for the six months ended June 30, 2008 from the comparable period of the prior year. Compensation costs (which include salaries, taxes and benefits and share-based compensation), included in general and administrative expenses, totaled $1,227,825 and $876,652 for the six months ended June 30, 2008 and 2007, respectively, an increase of $351,173 which is directly attributable to the legal settlement of $315,000 with the Company’s former President. Offsetting the compensation increase is a decrease in legal, consulting and software development costs of approximately $267,000 from the six months ended June 30, 2008 compared to the prior six months ended June 30, 2007. This was a result of the company’s defense of several legal proceedings in 2007. The remaining decrease is a result of the Company’s overall effort to reduce costs.

Depreciation and amortization expense decreased by $132,934, for the six months ended June 30, 2008 from the comparable period of the prior year. The decrease in depreciation and amortization reflects the Company’s write off of intangible assets at December 31, 2007.

Interest expense for the six months ended June 30, 2008 and 2007 was $197,767 and $553,013, respectively, a decrease of $355,246. This decrease in interest expense is a result of the decrease in the aggregate total of convertible notes and bridge notes outstanding due to noteholders converting debt into Company stock. Convertible notes and bridge notes outstanding totaled $813,000 and $2,950,000 at June 30, 2008 and 2007, respectively. Included in interest expense is the recognition of amortization expense on the beneficial conversion feature of the convertible notes and the discount related to the value of the warrants which totaled approximately $95,000 and $324,000 for the six months ended June 30, 2008 and 2007, respectively, a decrease of $229,000. Additionally, included in interest expense, for the six months ended June 30, 2007, is approximately $65,000 for amortization of the discount related to the Company’s 10% short term promissory notes.

Liquidity and Capital Resources

The Company's liquidity and capital needs relate primarily to working capital and other general corporate requirements. To date, the Company has funded its operations with stockholder loans and by issuing notes and by the sale of common and preferred stock.

Since inception, the Company has not generated any significant cash flows from operations. At June 30, 2008, the Company had cash and cash equivalents of $304 and a working capital deficiency of $3,032,553. Net cash used in operating activities for the six months ended June 30, 2008 was $811,661. If the Company does not generate sufficient revenues from the sales of its products in an amount necessary to meet its cash needs, the Company would need additional financing to continue to operate. As the Company increases sales from its products and services, the Company expects to increase cash flows from operations.

Net cash used in investing activities for the six months ended June 30, 2008 was $67,303 and is attributable to costs related to capitalized software development.

Net cash provided from financing activities was $874,447 for the six months ended June 30, 2008. Cash flow from financing activities was primarily derived from the sale of the Company’s sale of common stock and warrants, and issuance of short term bridge notes payable approximating $538,000.

During 2005 and 2006, the Company raised capital via a private placement to accredited investors of units (“Units”) consisting of (a) a 10% convertible note and (b) warrants to purchase 10,000 shares of common stock, exercisable at $0.50 per share, for a purchase price of $10,000 per Unit. The convertible notes mature in two years from the date of issue, if not converted earlier. The Notes are currently convertible at any time at the option of the holder into Common Stock at the conversion rate of $0.40 per share. As of June 30, 2008, the Company raised a gross amount of $2,895,000 from the offerings. As of June 30, 2008, $2,082,000 principal amount of the 10% convertible notes was converted into common stock or repaid.

Additionally, on October 31, 2006 the Company began a private placement to accredited investors of 10% short term promissory notes. These notes are payable the earlier of one year from the issue date or when the Company raises $1,000,000 in its next qualified financing as defined. The notes bear an interest rate of 10% per annum, payable at the end of the term and the holders also received restricted shares of the Company’s Common Stock equal to the face value of their note. The notes are secured by a pledge of the Company’s common stock owned by its Chief Executive Officer. As of June 30, 2008, the Company has raised a total gross amount of $785,000, from these notes. As of June 30, 2008, a total of $310,000 of the 10% short term promissory notes have been repaid or converted into preferred stock.

During the six months ended June 30, 2008, the Company sold an aggregate of 2,321,579 shares of its restricted common stock at a price of $.14 per share, receiving proceeds totaling $324,000.

While the Company has been successful in raising financing from equity and debt transactions as mentioned above, we are dependent on improved operating results and raising additional funds over the next twelve month period. There are no assurances that we will be able to raise additional funding. In the event that we are unable to generate sufficient cash flow or receive proceeds from offerings of debt or equity securities, the Company may be forced to curtail or cease its activities.

Research and Development

Research and development costs are generally expensed as incurred. In accordance with the provisions of SFAS No. 86, "Accounting for the costs of computer software to be sold or otherwise marketed.", software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. For the six months ending June 30, 2008, $67,303 of development costs were capitalized. No development costs were capitalized for the year ended December 31, 2007. The software costs are amortized on a straight line basis over the estimated useful life of three years. Amortization expense for the six months ended June 30, 2008 and the year ended December 31, 2007 was $8,715 and $231,383, respectively.

In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, we review long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, we will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, we will recognize an impairment loss to adjust to the fair value of the asset. On December 31, 2007 we determined the future sales of our Sentry Predator Locator product, net of the cost of those sales, would not be sufficient to recover any amount of the unamortized costs. As a result, we recorded an impairment to software development costs of $270,680.

The Company continually strives to enhance and improve the functionality of its software products. As such all new programming must be tested, even if it is only a small component of a larger existing element of the software, before being released to the public. Testing is an ongoing process and generally occurs in three areas. First, upgrades and enhancements are done on a continual basis to prolong the lifecycle of the products and as new enhancements and upgrades are completed, each item must be tested for performance and function. Testing is also performed to assure that new components do not adversely affect existing software. Finally, as with all software, testing must assure compatibility with all third party software, new operating systems and new hardware platforms.

New Accounting Principles Adopted:

Stock-based Compensation: Effective January 1, 2006, the Company’s stock option plan is accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within Securities and Exchange Commission Staff Accounting Bulletin No. 107, which provides the SEC’s views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

Prior to January 1, 2006, the Company accounted for similar transactions in accordance with APB No. 25 which employed the intrinsic value method of measuring compensation cost. Accordingly, compensation expense was not recognized for fixed stock options if the exercise price of the option equaled or exceeded the fair value of the underlying stock at the grant date.

Recent Accounting Pronouncements Affecting the Company

In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We will adopt FSP APB 14-1 beginning in the first quarter of fiscal 2010, and this standard must be applied on a retrospective basis. We are evaluating the impact the adoption of FSP APB 14-1 will have on our consolidated financial position and results of operations.

In May 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 162, The Hierarchy of Generally Accepted Accounting Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. SFAS No. 162 is effective 60 days following approval by the U.S. Securities and Exchange Commision (“SEC”) of the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. We do not expect SFAS No. 162 to have a material impact on the preparation of our consolidated financial statements.

In March 2008, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 161, "Disclosures enhanced disclosures regarding an entity's derivative and hedging activities. These enhanced disclosures include information regarding how and why an entity uses derivative instruments; how derivative instruments and related hedge items are accounted for under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", and its related interpretations; and how derivative instruments and related hedge items affect an entity's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of SFAS 161 will not have a material impact on our financial position, results of operations or liquidity since we currently do not enter into derivatives or other hedging instruments.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

SearchHelp’s public offering was completed on July 23, 2003. A total of 2,474,000 units were sold in the public offering. Each unit consisted of one share of common stock, one Class A Warrant, exercisable for five years, to purchase one share of common stock at $0.75 per share, or Class A Warrant and one Class B Warrant, exercisable for seven years, to purchase one share of our common stock at $1.75 per share, or Class B Warrant. The common stock, Class A Warrants and Class B Warrants are quoted on the OTC Bulletin Board and trade under the symbol SHLP, SHLPW and SHLPZ respectively.

As of August 27, 2008, the Company had outstanding 67,355,058 shares of its common stock, par value $0.0001 per share, 2,469,000 Class A Warrants and 2,474,000 Class B Warrants. Only 5,000 of the Class A Warrants have been exercised, and none of the Class B Warrants have been exercised. Also outstanding were a placement agent warrant to purchase 247,400 units comprised of one share of common stock, one Class A Warrant and one Class B Warrant, and various placement agent warrants to purchase a total of 569,700 shares of the our common stock at a purchase prices ranging from $0.30 per share to $0.50 per share

The Class A Warrant terms are being amended as of the date this prospectus is deemed effective by the SEC. The Class A Warrant shall now be exercisable until March 31, 2009 (extended from August 31, 2008).

Price Range of Common Stock

The following table shows the high and low bid prices of the Company’s common stock as quoted on the OTC Bulletin Board by quarter during the six months ended June 30, 2008 and each of our last two fiscal years ended December 31, 2007 and 2006. These quotes reflect inter-dealer prices, without retail markup, markdown or commissions and may not represent actual transactions. The information below was obtained from those organizations, for the respective periods.

2008	Quarter Ended March 31, 2008	Quarter Ended June 30, 2008
High	$0.25	$0.20
Low	$0.08	$0.08

2007	Quarter Ended March 31, 2007	Quarter Ended June 30, 2007	Quarter Ended September 30, 2007	Quarter Ended December 31, 2007
High	$0.43	$0.40	$0.28	$0.22
Low	$0.26	$0.22	$0.13	$0.08

2006	Quarter Ended March 31, 2006	Quarter Ended June 30, 2006	Quarter Ended September 30, 2006	Quarter Ended December 31, 2006
High	$0.65	$0.47	$0.44	$0.38
Low	$0.40	$0.37	$0.31	$0.26

The high and low bid prices for shares of the Company’s common stock on August 27, 2008 were $0.12 and $0.15 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board.

Holders

As of August 27, 2008, there were approximately 668 holders of record of the Company’s common stock, approximately 22 holders of record of the Company’s Class A Warrants and approximately 41 holders of record of the Company’s Class B Warrants.

Dividends

Since its organization, the Company has not paid any cash dividends on its common stock, nor does it plan to do so in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding the status of our existing equity compensation plans at June 30, 2008.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,150,000	$0.48	350,000
Equity compensation plans not approved by security holders	5,013,157	$0.36	0
Total	6,163,157	$0.40	350,000

The number of securities remaining available for future issuance under equity compensation plans approved by security holders totaled 350,000 shares at June 30, 2008.

BUSINESS

Description of Business

SearchHelp, Inc. was incorporated in the State of Delaware on September 5, 2001 and completed its initial public offering on July 23, 2003. SearchHelp, Inc. is organized as a single reporting unit and believes that it operates as a single business. References in this prospectus to “SearchHelp”, the “Company”, “we”, “us” or “our” refers to SearchHelp Inc. and its consolidated subsidiaries.

Business Summary

SearchHelp, Inc. develops software services committed to real-time online protection and family safety. The Company develops and sells software products that offer parental controls that enable parents, both in home and remotely, to monitor and regulate their child’s computer activities. The Company, through the newly acquired Echometrix division, also offers technology to corporations, within various verticals, to help management analyze real-time, natural language express and measure sentiment and behavior in digital content, such as blogs, forums, emails, instant messaging and mobile text.

Competition

The Company competes for business with other companies that have child-monitoring software that includes the following: NetNanny (ContentWatch, Inc.), Cybersitter (Solid Oak Software, Inc. (US)), CyberPatrol (SurfControl), McAfee Parental Controls (Networks Associates Technology, Inc.), Norton Parental Controls (Symantec Corporation), FilterPak (S4F, Inc.), Cyber Sentinel (Security Software Systems, Inc.), and Cyber Snoop (Pearl Software, Inc.).

The Company plans to respond promptly and effectively to the challenges of technological change, evolving standards and the Company’s competitors’ innovations by continuing to enhance the Company’s products and services, as well as the Company’s sales and marketing channels.

Marketing

The Company released its new 2008 beta Version of its Sentry products during the fourth quarter of 2007. This new version is a complete rebuild, which has been in development since early 2007. The new product, Sentry Total Family Protection (“Suite”) replaces the combined features set of both our Sentry At Home and Sentry Remote products which the Company believes exceeds the feature set of all other major competitors. We also introduced Sentry Lite, a free version of our Sentry at Home software with far fewer features, to introduce parents to parental control software with the intent that parents upgrade to our fee based products once they see the value parental control software offers.

We have designed several new forms of packaging and delivery methods that we believe will more effectively distribute Sentry products into the marketplace including our prepaid card packaging, making our Sentry products the first software products of any kind delivered to market in this format.

In October 2007, we signed a sales and distribution agreement with Celltec Limited (“Celltec”) to deliver Sentry products throughout the United Kingdom and the Republic of Ireland. We began shipping product under this agreement during the first quarter of 2008 on a non-consignment basis. Celltec has hired Brazen, a major UK PR agency to create a national distribution and awareness campaign, which was launched on April 14, 2008. This campaign is structured to be duplicated in other countries throughout Europe. The campaign includes all forms of media and celebrity endorsements, as well as an alliance with a major cell phone provider and retail chains.

We continue to refine our retail strategy, including product placement in stores, pricing and rebate promotions, packaging design and product delivery systems. Additionally, we continue to actively seek affinity partners to promote and distribute our software products through national faith based and civic organizations, education channels and charitable organizations.

Economic Dependency

The Company sells its products through distributors to major retailers throughout the United States. At June 30, 2008, two customers, each of which accounted for more than 10% of the Company’s accounts receivable, accounted for 42% of total accounts receivable in the aggregate. At December 31, 2007, two customers, each of which accounted for more than 10% of the Company’s accounts receivable, accounted for 97% of total accounts receivable in the aggregate.

As of June 30, 2008, the two largest customers, each of which accounted for more than 10% of the Company’s sales, accounted for 73% of total sales in the aggregate. In 2007, the three largest customers, each of which accounted for more than 10% of the Company’s sales, accounted for 98% of total sales in the aggregate.

In the six months ending June 30, 2008 and the entire year of 2007, the Company, for reasons of convenience, consistency and economy of scale, purchased its entire inventory from one vendor. This risk is mitigated to a great extent by the extensive availability of similar vendors at competitive prices throughout the United States.
Intellectual Property

To date, we have not applied for any patent, trademark, trade name or copyright protection in any jurisdiction in which it operates. We intend to file to protect its trademarks and trade names in selected jurisdictions. We therefore rely on trade secret laws and confidentiality provisions in our agreements to prevent the unauthorized disclosure and use of our intellectual property.

Employees

As of August 27, 2008, the Company had six full time employees.

Property

The Company leases an executive office consisting of 1,868 square feet at 6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791. The lease commenced on July 31, 2006 and has a five year and two month term. The current rent is $4,401 per month ($52,812 per year) and increases approximately 3% per annum. The Company has a security deposit with its landlord of $8,406.

ETP leases 1,404 square feet of office space at 56 Roland Street, Boston, Massachusetts on a month to month basis. The annual rent is $28,703.

Rent expense was $39,889 and $82,279 for the six months ended June 30, 2008 and the year ended December 31, 2007, respectively.

Legal Proceedings

Joseph Carrizzo

During the first quarter of 2007, Joseph Carrizzo resigned as the Company’s President and a director. The Company attempted to negotiate the terms of a separation agreement with Mr. Carrizzo. On March 20, 2007, the Company received a letter from Mr. Carrizzo in which he formally advised the Company that he was terminating his employment as a result of the Company’s alleged material breach of his employment agreement. The Company contends that Mr. Carrizzo voluntarily terminated his employment with the Company.

On May 22, 2008, a settlement agreement was reached between the Company and Mr. Carrizzo, whereby the Company has agreed to pay Mr. Carrizzo $150,000 and issue 1,275,000 of the Company’s restricted common shares in full and complete settlement of all monetary and non-monetary claims by Mr. Carrizzo. Mr. Carrizzo turned in and the Company terminated 3,270,000 options as part of the settlement. A cash payment of $10,000 was made immediately upon execution of the settlement agreement and $5,000 per month commencing thirty days after the initial payment is due until the full amount is paid. If the Company raises $500,000 in additional equity financing in a single transaction, a one time accelerated payment of $20,000 is to be made to Mr. Carrizzo. If the Company raises an additional $500,000 in a single transaction, an additional $20,000 accelerated payment is to be made. . The common shares payment was delivered in two stock certificates on May 28, 2008. The first 625,000 shares issued are restricted until such time as when the Company files a registration statement that is declared effective by the SEC. The second payment of 650,000 common shares are subject to the first stipulation and have an additional legend that prohibits their resale prior to March 1, 2009.

Charles Davis

On May 23, 2008, the Company responded to a letter dated May 22, 2008 and sent a notification to return all personal and intellectual property belonging to the Company from the former Chief Technology Officer, Charles Davis. The Company maintains that Mr. Davis has no independent rights or claims to use technology owned and developed by SearchHelp, Inc and Echometrix. The Company maintains that Mr. Davis is in violation of his confidentiality obligations and has demanded all records, software and data owned by SearchHelp, Inc and subsidiaries to be returned to the Company immediately.

MANAGEMENT

Directors, Executive Officers, Promoters and Control Persons

The Company has a four-member board of directors. The identity of each of our directors and executive officers and their principal occupations for the past five years are as follows.

Name	Age	Position	Year Began Service
William Bozsnyak	47	Chairman of the Board of Directors, Chief Executive Officer and Treasurer	2001

Erica Zalbert	33	Chief Financial Officer	2008

Brian P. O’Connor	62	Director, Chief Operating Officer and Executive Vice President and Chief Marketing Officer	2005

David M. Barnes	64	Director	2005

Randy S. Zelin	45	Director	2007

William Bozsnyak, 47, is the founder, chief executive officer and chairman of the board of SearchHelp. After a successful career in the financial services industry, Mr. Bozsnyak created a local Internet portal in 1998 which focused on meeting the advertising needs of small businesses that were not being met on a national level. In addition to his current duties, Mr. Bozsnyak has served SearchHelp in several capacities since its inception in January 2001 including treasurer, chief financial officer and vice president. Prior to forming SearchHelp, Mr. Bozsnyak began his career with J.P. Morgan Securities Inc. in 1982 and rose to become a vice president in its Institutional Fixed Income Sales Department. In 1993, he left Morgan to join UBS Securities Inc. as vice president of its Global Fixed Income Department. In this role, he was responsible for the sale of U.S. fixed income securities to major institutional U.S. firms. Mr. Bozsnyak graduated in 1982 from the New York Institute of Technology with a Bachelor’s in Business Administration and a minor in Finance.

Erica Zalbert, 33, is the Company’s new Chief Financial Officer. Prior to joining the Company, Ms. Zalbert, was employed with Cambridge Who’s Who Publishing, Inc., as Controller. Ms. Zalbert established its accounting department from the ground up, overseeing the internal accounting of all merged who's who entities, consolidated their financial reporting, captured daily and weekly revenues, managed the payroll process, and implemented a Microsoft-based Solomon accounting system. Ms. Zalbert’s professional career in finance and accounting began when she joined PricewaterhouseCoopers as an Associate in 1998, and leaving in 2003.During her tenure, she conducted audits for a diversified clientele in the manufacturing, distribution, retail, telecommunications, advertising, mortgage banking, education, and not-for profit sectors. From 2003 to 2006, Ms. Zalbert held the position of Vice President of Financial Reporting for Newtek Business Services (NASDAQ: NEWT). Her responsibilities included reviewing financials for the parent company and 60+ subsidiaries, inter-company analysis, and SEC and regulatory reports. Ms. Zalbert maintained stock compensation schedules, segment accounting and auditing schedules, and performed FIN 46 analysis. She revamped the department, transitioning the records of 25 Newtek companies from a consulting firm to in-house staff, implementing MAS 500 accounting software and FRX reporting software. Ms. Zalbert earned a BBA in Accounting from Hofstra University and is a Certified Public Accountant.

Brian O’Connor, 62, is the Chief Operating Officer, Executive Vice President of Marketing, and a Director of SearchHelp, and remains the President of ETP. From 1998 until joining SearchHelp in June 2005, Mr. O’Connor was President of ETP and founder of Worldwide Commerce Exchange and Ann’s Boston Brownie Company. Mr. O’Connor was formerly the vice president for North American and Asia Pacific Sales for Polaroid Corporation from 1989 to 1998. In this capacity, he was responsible for sales and marketing of Polaroid’s U.S. business, generating over $1.1 billion in sales with over 900 employees. While at Polaroid, he also established an international consumer sales group in Asia, Japan, South America, Africa and the Middle East for Polaroid component products. Mr. O’Connor currently serves on the board of directors of the Dana Farber Cancer Institute and the Jimmy Fund Advisory Council. Formerly, he served on the board of directors of the Carroll School for Dyslexic Children and The New England Sports Museum.

David M. Barnes, 64, is a director of SearchHelp, and serves as chairman and financial expert of the Company’s audit committee and compensation committee. He has more than 40 years of experience in finance and public company accounting. Mr. Barnes served as a director and the Chief Financial Officer of American United Global, Inc., now known as Solar Thin Films, Inc. (SLTN), from May 1996 through July 2006 when the company was acquired. He is also Chief Financial Officer of Cyber Defense Systems, Inc. (CYDF), a designer and builder of manned and unmanned airships and of Neah Power Systems, Inc. (NPWS), which is developing and building fuel cells a director and an audit committee and compensation committee member of Thinkpath Inc. (THPHF), an engineering firm and is a director and chairman of the audit and compensation committees of MDWerks, Inc. (MDWK), a comprehensive medical billing, financing and consulting firm.

Randy S. Zelin, 45, is a director of SearchHelp. An experienced attorney in private practice and a former Nassau County, NY Assistant District Attorney, Mr. Zelin concentrates in the areas of criminal defense and securities litigation. From June 2000 to present, Mr. Zelin serves as President of Randy Scott Zelin, P.C., a law firm in Westbury, New York. He is a graduate of Hofstra University (B.A. 1984) and the Touro College Jacob D. Fuchsberg Law Center (J.D. 1987). He is of counsel to Pryor & Mandelup, LLP, a distinguished bankruptcy, reorganization, and civil practice, where he maintains his office. Mr. Zelin is admitted to practice in New York, New Jersey, and in the U.S. District Courts for the Southern, Eastern, and Northern Districts of New York, and the U.S. Court of Appeals for the Second Circuit.

Mr. Zelin is a member of the Nassau County Bar Association and the National Association of Criminal Defense Lawyers. He has lectured at continuing legal education programs on criminal law and procedure and has taught as a guest instructor in various local law schools’ trial advocacy programs as well as for the National Institute for Trial Advocacy. He also appears regularly on CNN Headline news to discuss noteworthy trials and criminal justice issues.

Each director holds office until the next annual stockholders meeting or until a successor is duly elected or appointed. Officers are appointed to their positions, and continue in such positions, at the discretion of the directors.

Audit Committee

On April 2, 2003 the Board of Directors established an Audit Committee, which consists of one director, who must be an independent director, as defined in the Charter for the Audit Committee. The Audit Committee consists of David Barnes, as Chairman. Members of the Committee are appointed by the Board of Directors and serve one-year terms. Members may be removed by the Board of Directors at any time with or without cause. Upon the removal or resignation of a member, the Board of Directors may appoint a successor to serve the remainder of the unexpired term. The Audit Committee will meet at least four times annually with the independent auditors and more frequently as circumstances dictate.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to:

☐	the integrity of the financial reports and other financial information provided by us to the public or any governmental body;
☐	our compliance with legal and regulatory requirements
☐	our systems of internal controls regarding finance, accounting and legal compliance;
☐	the qualifications and independence of our independent auditors;
☐	the performance of our internal audit function and independent auditors;
☐	our auditing, accounting, and financial reporting processes generally; and
☐	the performance of such other functions as the Board of Directors may assign from time to time.

The Audit Committee has the authority to:

☐	make recommendations to the Board of Directors regarding the appointment or replacement of independent public accountants;

☐	confer with our independent public accountants regarding the scope, method and results of the audit of our books and accounts;

☐	review our financial reporting process and the management recommendations made by our independent public accountants;

☐	recommend and implement any desired changes to our audit procedures; and

☐	perform such other duties as the Board of Directors may from time to time direct.

Audit Committee Financial Expert

Our Board of Directors has determined that David M. Barnes qualifies as it’s “audit committee financial expert”, as defined in paragraph 5 (c ) ii of Item 407 of Regulation S-K and has therefore appointed him as such.

Code of Ethics

Our board of directors adopted a Code of Ethics that covers all executive officers of our company and its subsidiaries. The Code of Ethics requires that senior management avoid conflicts of interest; maintain the confidentiality of information relating to our company; engage in transactions in shares of our common stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Ethics; and comply with other requirements which are intended to ensure that such officers conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of our company.

All our executive officers are required to affirm in writing that they have reviewed and understand the Code of Ethics.

Any amendment of our Code of Ethics or waiver thereof applicable to any of our principal executive officer, principal financial officer and controller, principal accounting officer or persons performing similar functions will be disclosed on our website within 5 days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed. A copy of our Code of Ethics is incorporated by reference to the Company’s form 10-KSB filed with the Securities and Exchange Commission on March 16, 2004.

Indebtedness of Executive Officers and Directors

No executive officer, director or any member of these individuals’ immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

Family Relationships

There are no family relationships among our executive officers and directors.

Legal Proceedings

During the past five years, no officer or director of the Company has:
☐	been convicted in or is currently subject to a pending a criminal proceeding;
☐
been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law; nor

☐
has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires all of SearchHelp’s officers and directors, and persons who own more than ten percent of a registered class of SearchHelp’s equity securities, to file reports of ownership and changes in ownership of equity securities of SearchHelp with the SEC and any applicable stock exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish SearchHelp with copies of all Section 16(a) forms that they file. Based solely upon a review of Forms 3, 4, and 5 furnished to SearchHelp during 2007 and 2006, SearchHelp believes that none of its officers, directors and greater than 10% beneficial owners failed to file such Forms on a timely basis during the most recent fiscal year or prior fiscal year except the following: William J. Bozsnyak, the Company’s Chairman and Chief Executive Officer, filed a late report on Form 4 on March 29, 2007 with the SEC, for the cancellation of an option granted to him on May 1, 2005 with an exercise price of $0.20 per share of common stock, in exchange for a new option granted to him on December 6, 2006 having a higher exercise price of $0.45 in order to comply with Rule 409A of the Internal Revenue Code, Joseph P. Carrizzo, the Company’s former President, filed a late report on Form 4 on April 11, 2007 with the SEC, for the cancellation of an option granted to him on April 26, 2005 with an exercise price of $0.20 per share of common stock, in exchange for a new option granted to him on December 6, 2006 having a higher exercise price of $0.30 in order to comply with Rule 409A of the Internal Revenue Code and Brian O’Connor, the Company’s Chief Operating Officer filed a late report on Form 4 on March 29, 2007 with the SEC, for the cancellation of an option granted to him on June 8, 2005 with an exercise price of $0.20 per share of common stock, in exchange for a new option granted to him on December 6, 2006 having a higher exercise price of $0.49 in order to comply with Rule 409A of the Internal Revenue Code.

Item 10 - Executive Compensation

Each of our named executive officers has entered into a three year employment agreement with SearchHelp.   Pursuant to his respective employment agreement, each executive officer receives an annual base salary, an automobile allowance, a non-ISO option grant, paid health insurance and three to five weeks of vacation annually. The employment agreements require the named executive officers to maintain the confidentiality of SearchHelp information and subject them to non-competition and non-solicitation restrictions during their employment. The following table shows the compensation earned by each of the named executive officers for the years ended December 31, 2007 and 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1) ($)		Bonuses ($)	Option Grants (2) ($)		All Other Compensation (3) ($)	Total ($)
(a)	(b)	(c)		(d)	(e)		(f)	(g)
William J. Bozsnyak, Chairman	2007	$150,000	(8)		59,856	(4)	100,000	$309,856
and Chief Executive Officer (11)	2006	$128,000	(8)		157,267	(4)	12,000	$297,267
John Caruso, Chief Financial	2007	$118,577			84,000	(6)	7,200	$209,777
Officer (5)	2006	$88,339			56,000	(6)	6,400	$150,739
Joseph P. Carrizzo, Former	2007	$19,154			84,722	(9)	3,000	$106,876
President (7)	2006	$128,000			253,333	(9)	12,000	$393,333
Brian P. O’Connor, Chief	2007	$138,600	(8)		59,722	(10)	6,000	$204,322
Operating Officer	2006	$128,000	(8)		143,333	(10)	12,000	$283,333

(1) Salary represents base salary earned in 2007 and 2006.
(2) Represents the amount recognized by SearchHelp for financial statement reporting purposes in accordance with FAS 123R
(3) Includes $100,000 to Mr. Bozsnyak paid quarterly in options to purchase our common stock (see 10 below). The named executive officers’ other compensation included the following:
- Mr. Bozsnyak ($12,000 vehicle allowance - 2006);
- Mr. Caruso ($9,600-vehicle allowance);
- Mr. Carrizzo ($12,000-vehicle allowance); and
- Mr. O’Connor ($12,000 vehicle allowance through June 2007).
(4) Represents the amount recognized by SearchHelp for financial statement reporting purposes in accordance with FAS 123R for 1,000,000 options granted to Mr. Bozsnyak on May 1, 2005, pursuant to his employment agreement.
(5) Mr. Caruso commenced employment with SearchHelp as our Chief Financial Officer on May 2, 2006. His compensation amounts reflect his compensation for the period during which he served in this position. Mr. Caruso resigned effective May 16, 2008 as the Chief Financial Officer.
(6) Represents the amount recognized by SearchHelp for financial statement reporting purposes in accordance with FAS 123R for 900,000 options granted to Mr. Caruso on May 2, 2006, pursuant to his employment agreement.
(7) During the first quarter of 2007, Mr. Carrizzo resigned as President and a Director.
(8) Includes the receipt of options on August 1, 2007 in lieu of cash.
(9) Represents the amount recognized by SearchHelp for financial statement reporting purposes in accordance with FAS 123R for 3,000,000 options granted to Mr. Carrizzo on April 26, 2005, pursuant to his employment agreement and 500,000 options granted on April 21, 2005.
(10) Represents the amount recognized by SearchHelp for financial statement reporting purposes in accordance with FAS 123R for 900,000 options granted to Mr. O’Connor on June 8, 2005, pursuant to his employment agreement.
(11) On January 29, 2007, we amended the terms of Mr. Bozsnyak's employment agreement. Under the terms of the amendment, (i) the term of the employment agreement was extended until December 31, 2009, (ii) beginning on January 1, 2007, Mr. Bozsnyak's base salary was increased to $250,000 per annum, of which $150,000 is payable in cash and, until such time as we have cash flow in excess of $1 million for two consecutive quarters, $100,000 shall be paid quarterly in options to purchase our common stock (iii) in the event we acquire another company, Mr. Bozsnyak will receive a number of options to purchase our shares, as the Board shall determine to be sufficient to compensate Mr. Bozsnyak for his efforts in connection with such transaction, at the then current market value and (iv) continued compensation under the terms of Mr. Bozsnyak for a period of five years after a change of control.

2004 Stock Plan

The Company’s 2004 Stock Plan (the “Plan”), which is shareholder approved, permits the grant of share options and shares to its employees for up to 1,500,000 shares of Common Stock as stock compensation. All stock options under the 2004 Stock Plan are granted at the fair market value of the Common Stock at the grant date. Employee stock options vest ratably over a three-year period and generally expire 5 years from the grant date. Additionally, the Company grants options and shares to its employees outside the Plan under the same general terms.

Director Compensation-

Directors who are employees of the Company do not receive any fees for their service on the Board. We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board. Our non-employee directors receive annual equity compensation in the form of restricted shares of the Company's common stock or options to purchase shares of the Company's common stock.

DIRECTOR COMPENSATION TABLE

Name		Fees Earned or Paid in Cash ($)	Stock and Option Awards ($)		Total ($)
Randy S. Zelin (3)	2007	-	-		-
David Barnes	2007	$20,975	$13,333	(2)	$34,308
	2006	$26,025	-		$26,025

(1) No options were exercised in 2007 by any directors.

(2) Represents the amount recognized by SearchHelp for financial statement reporting purposes in accordance with FAS 123R for 200,000 options granted to Mr. Barnes on December 29, 2006.

(3) Mr. Zelin joined the Board in 2007.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information, as of August 27, 2008, with respect to the beneficial ownership of our Common Stock by each: (i) holder of more than five percent (5%) of the outstanding shares of our Common Stock; (ii) our executive officers and directors; and (iii) all our executive officers and directors as a group. The Company's issued and outstanding voting securities at the close of business on August 27 2008, consisted of 67,355,058 shares of Common Stock. Unless otherwise indicated, the address of each of the named persons is care of SearchHelp, Inc., 6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791.

Name and Address	Shares Beneficially Owned (1)	Percentage Beneficially Owned
William Bozsnyak (2)	8,510,250	14.52%
Debbie Seaman	1,198,505	2.05%
Joseph Carrizzo (4)	1,275,000	2.18%
Brian P O’Connor (5)	2,884,268	4.92%
David M. Barnes	450,000	*
Jeffrey Supinsky	2,020,276	3.45%
John Caruso (6)	900,000	1.54%
Randy S. Zelin	250,000	*
All directors and executive officers as a group (5 persons)	15,014,794	25.62%

* less than one percent

(1)   Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.
(2)   Consists of 5,388,438 shares of common stock and options to acquire 3,121,812 shares of common stock.
(3)   Consists of 1,198,505 shares of common stock
(4)   Consists of 1,275,000 shares of restricted common stock
(5)   Consists of 750,000 shares of common stock and options to acquire 666,667 shares of common stock. Also   includes 1,150,000 shares of common stock held by Mr. O’Connor’s wife.
(6)   Consists of 240,000 shares of common stock and options to acquire 660,000 shares of common stock.

Certain Relationships and Related Transactions

Due to stockholders

At June 30, 2008 and December 31, 2007, the Company was indebted to its CEO, William Bozsnyak, in the amounts of $162,719 and $45,719, respectively, for working capital advances made to the Company. For the six months ended June 30, 2008 and 2007, interest expense was charged in the amounts of $4,696 and $31,691, respectively. At June 30, 2008 and December 31, 2007, $157,149 and $107,792 in accrued interest was due to Mr. Bozsnyak, respectively.

The Company also owed Mr. Bozsnyak $20,748 as of June 30, 2008 for travel expenses, computer expenses and legal fees incurred on behalf of the Company. Additionally, at June 30, 2008, Brian O’Connor, a shareholder and director, is owed $4,745 for travel expenses incurred on behalf of the Company.

At June 30, 2008 and December 31, 2007, $379,074 and $170,683, respectively, was owed for unpaid salaries and accrued vacation to Mr. Bozsnyak, Mr. Supinsky, Mr. Caruso and Mr. O’Connor. A total of approximately $51,000 was owed to Mr. Bozsnyak at June 30, 2008 as equity compensation per his employment agreement.

At June 30, 2008 and December 31, 2007, the Company owed $7,500 and $4,366 to the chairman of the audit and compensation committees, who is a shareholder.

Due to affiliates

Mr. O’Connor, the President of ETP, has a minority interest in three affiliated companies. Based upon cash flow needs, there are loans made to and, or from one of these affiliates as well as from Mr. O’Connor directly. As of June 30, 2008 and December 31, 2007, the Company owed Mr. O’Connor $47,671 and $47,907, respectively.

Due from affiliates

The Company outsourced the management of ETP’s sky box at Fenway Park to an entity in which Mr. O’Connor of is a minority shareholder. As of June 30, 2008 and December 31, 2007, this entity owed the Company $37,955, which has been fully reserved as uncollectible. This license agreement expired on December 31, 2005 and was not renewed.

PLAN OF DISTRIBUTION

The holders of our warrants may offer and sell from time to time under this prospectus the shares received by the holders upon exercise of their warrants. The holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. To the extent required, we may amend and supplement this prospectus to describe a specific plan of distribution.

The holders may sell the shares covered by this prospectus by several possible means. These include, but are not limited to, one or any combination of the types of transactions described in the following list and paragraphs:

☐	on the OTC Bulletin Board or any other market where our common stock may trade, at the then-prevailing prices and terms or at prices related to the then-current market price or at negotiated prices;
☐	a block trade in which a broker-dealer will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
☐	purchases by a broker-dealer as principal and resale by that broker-dealer for its own account under this prospectus;

☐	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
☐	in privately negotiated transactions.

In addition to the list above, the holders may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with that selling holder. The selling holder may also sell our common stock short and redeliver the shares to close out short positions.

The selling holder may enter into option or other transactions with broker-dealers or other financial institutions that require that selling stockholder to deliver the shares offered in this prospectus, and, in turn, the broker-dealer or other financial institution may resell those shares under this prospectus, as supplemented or amended to reflect the applicable transaction.

The selling holder may pledge shares of common stock to a broker-dealer or other financial institution, and, upon a default, that broker-dealer or other financial institution may sell the pledged shares of common stock under this prospectus, as supplemented or amended to reflect the applicable transaction. In addition, any shares of common stock that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

The selling holder may sell shares of common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of shares of common stock for whom those broker-dealers may act as agent or to whom they sell as principal or both. This compensation might be in excess of customary commissions. Market makers and block purchasers that purchase the shares of common stock will do so for their own account and at their own risk. It is possible that the selling holder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share that may be below the then-current market price. We cannot make assurances that all or any of the shares of common stock will be issued to, or sold by, the selling holder. The selling holder and any brokers, dealers or agents, upon effecting the sale of any of the shares of common stock offered by this prospectus, may be deemed “underwriters” as that term is defined under the Securities Act or the Securities Exchange Act, or the rules and regulations these acts.

The selling holder may sell all or any part of the shares of common stock through an underwriter. SearchHelp is not aware of any agreement any selling holder may have entered into with a prospective underwriter and there is no assurance that the selling holder will enter into any agreement with a prospective underwriter. If the selling holder enters into an agreement or agreements with a prospective underwriter, the relevant details will be set forth in a supplement or revisions to this prospectus.

To comply with the securities laws of some states, the shares of common stock must be sold in some jurisdictions only through registered or licensed brokers or dealers. Also, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and there has been compliance with that requirement.

The anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling holder and their affiliates. In addition, we will make copies of this prospectus available to the selling holder and we informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock offered under this prospectus.

At the time a particular offer of shares of common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of common stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

SearchHelp anticipates that the selling holders will offer for sale all of the shares being registered, to the extent that those shares are issued to the selling holder upon exercise of their warrants. Further, because it is possible that a significant number of shares could be sold at the same time under this prospectus, any sales, or the possibility of sales, may depress the market price of the common stock.

SearchHelp will bear all costs and expenses of the registration of the selling shareholder’s shares under the Securities Act and state securities laws. However, the selling shareholder will bear all underwriting and brokerage commissions and underwriting expenses, if any, attributable to the sale of its shares.

We have indemnified the selling holders against certain liabilities, including certain liabilities under the Securities Act of 1933.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.0001 per share. Each holder is entitled to one vote for each share held on all matters to be voted upon by the stockholders. As of August 27, 2008, 67,355,058 shares of common stock were outstanding and held by approximately 668 record holders. The shares of common stock do not have cumulative voting rights, which means that holders of more than 50% of the shares of common stock voting for the election of directors can elect all the directors.

The holders of common stock are entitled to receive a pro-rata share of dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. However, we presently intend to reinvest any earnings instead of paying cash dividends. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro-rata in all assets remaining after payment of our liabilities. Shares of common stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of preferred stock. Currently, we have designated 1,526,718 shares of Series A 7% Cumulative Convertible Preferred Stock, or Series A Preferred Stock. The holders of outstanding shares of Series A Preferred Stock are entitled to receive, in any fiscal year, when, if and as declared by the Board of Directors, out of any assets at the time legally available, dividends on a pro rata basis in cash at the rate of 7% per annum on the stated value of $2.62 per share. Each holder of shares of Series A Preferred Stock shall have the right, at any time and from time to time, to convert some or all such shares into fully paid and non-assessable shares of common stock at the rate of 10 shares of common stock for every one share of Series A Preferred Stock.

Warrants

Each Class A Warrant gives its holder the right to purchase one share of our common stock for $.17 per share (lowered from $.75 per share). The Class A Warrants are exercisable at any time until March 31, 2009 (extended from August 31, 2008). If our common stock trades for at least 5 consecutive trading days at a price of $1.50 or more per share, we will have the right to call the Class A Warrants at a price of $.01 per Class A Warrant unless the investor chooses to exercise his or her Class A Warrant at that time. As of August 27, 2008, 2,469,000 Class A Warrants were outstanding and held by approximately 22 record holders.

Each Class B Warrant gives its holder the right to purchase one share of our common stock for $.22 per share (lowered from $1.50 per share). The Class B Warrants are exercisable at any time until December 31, 2009. If our common stock trades at least 5 consecutive trading days at a price of $2.50 or more per share, we will have the right to call the Class B Warrants at a price of $.01 per Class B Warrant unless the investor chooses to exercise his or her Class B Warrant at that time. As of August 27, 2008, 2,474,000 Class B Warrants were outstanding and held by approximately 41 record holders.

As additional compensation to the placement agent who placed the Company’s securities in 2003, the agent and its designees received a warrant to acquire 247,400 units of the Company’s securities for $0.985 each for five years. Each unit is comprised of one share of common stock, an A warrant to acquire one share of common stock at $0.985 and another B warrant to acquire a common share at $2.285 per share. On December 31, 2007, we extended the term to exercise the "Placement Agent" Warrant to acquire the Units, the A Warrants and the B Warrants from December 31, 2007 to December 31, 2008. The exercise price of the "Placement Agent" Warrant to purchase the Units was lowered from $0.985 to $0.17 and the Class A Warrant was lowered from $0.985 to $0.17 per share of our common stock, and we reduced the exercise price of the Class B Warrant from $2.285 to $0.22 per share of our common stock. All other terms and conditions of the Warrants remained the same.

Warrants to acquire 172,800 shares of the Company’s common stock at $0.30 per share were issued to a placement agent exercisable for five years as part of his compensation for his services in the Company’s private placement of its securities in 2004.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for SearchHelp by Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, New York, New York 10022.

EXPERTS

The consolidated financial statements of SearchHelp, Inc. and Subsidiaries as of December 31, 2007 and 2006, appearing in this Prospectus have been audited by Sherb & Company, LLP (2007) and Lazar Levine and Felix LLP (2006), the Company’s registered independent public accounting firms, as set forth in their report here thereon appearing elsewhere herein and are included in reliance upon that report given on the authority of that firm as experts in accounting and auditing.

SEARCHHELP, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS:

Report of Independent Registered Public Accounting Firm	F-1 – F-2

Consolidated Balance Sheets as at December 31, 2007 and 2006	F-3 - F-4

Consolidated Statements of Operations for the Years Ended December 31, 2007 and 2006	F-5

Consolidated Statement of Stockholders' Equity (Deficit) for the Years ended December 31, 2007 and 2006	F-6

Consolidated Statements of Cash Flows for the Years Ended December 31, 2007 and 2006	F-7 - F-8

Notes to Consolidated Financial Statements	F-9 - F-26

INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIOD ENDED JUNE 30, 2008

Consolidated Balance Sheets as of June 30, 2008 (Unaudited) and December 31, 2007	F-27 – F-28

Consolidated Statements of Operations for the Six and Three months ended June 30, 2008 (Unaudited) and 2007 (Unaudited-Restated)	F-29

Consolidated Statements of Cash Flow for the Six months ended June 30, 2008 (Unaudited) and 2007(Unaudited-Restated)	F-30 – F-31

Notes to Consolidated Financial Statements (Unaudited)	F-32 – F-46

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of SearchHelp, Inc. Syosset, New York

We have audited the accompanying consolidated balance sheets of SearchHelp, Inc. and Subsidiaries as of December 31, 2007, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SearchHelp, Inc. and Subsidiaries at December 31, 2007, and the results of their operations and their cash flows for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has negative working capital and a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Company LLP

New York, New York
April 11, 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of SearchHelp, Inc. Syosset, New York

We have audited the accompanying consolidated balance sheet of SearchHelp, Inc. and Subsidiaries as of December 31, 2006, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SearchHelp, Inc. and Subsidiaries at December 31, 2006, and the results of their operations and their cash flows for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and as of December 31, 2006 had negative working capital and a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lazar, Levine and Felix LLP

New York, New York
April 5, 2007

SEARCHHELP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash	$4,821	$129,435
Accounts receivable less allowance for doubtful accounts of $99,303 and $52,395, respectively	89,049	250,085
Inventories	248,148	190,637
Prepaid expenses	5,409	17,897
Total current assets	347,427	588,054

Property and equipment - net	155,726	108,507

Other assets:
Software development costs, less accumulated amortization of $0 and $691,103 , respectively	-	502,063
Amortizable intangible assets, less accumulated amortization of $0 and $106,068, respectively	-	527,432
Deferred finance costs, less amortization of $262,991 and $91,552, respectively	67,348	199,934
Goodwill	-	536,081
Security deposit	13,454	13,454
Total other assets	80,802	1,778,964
Total assets	$583,955	$2,475,525

See notes to consolidated financial statements

SEARCHHELP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)

	December 31, 2007	December 31, 2006
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Note payable - bank	$54,697	$54,697
Current portion of long term debt and capital leases	42,788	18,879
Current portion of 10% convertible notes payable - net of discount of $96,567 and $32,882, respectively	2,059,433	590,118
Short term bridge notes payable - net of discount of $0 and $70,725, respectively	475,000	204,275
Due to stockholders	397,877	895,491
Due to affiliates	47,907	59,657
Deferred revenue	-	48,832
Accounts payable	627,162	269,713
Accrued expenses	114,525	202,977
Total current liabilities	3,819,389	2,344,639

Other liabilities:
10% convertible notes payable - net of discount of $0 and $781,360, respectively, net of current option	-	1,490,640
Obligations under capital lease, net of current portion	95,600	65,929
Note payable - equipment, net of current portion	12,405	16,111
Deferred rent	9,778	8,438
Total liabilities	3,937,172	3,925,757

Stockholders' deficit
Preferred stock - $.0001 par value, authorized - 25,000,000 shares issued and outstanding - 901,237 and 0, respectively	90	-
Common stock - $.0001 par value, authorized - 25,000,000 shares issued and outstanding - 45,139,182 and 38,152,636 shares, respectively	4,517	3,815
Additional paid-in capital	13,804,695	9,443,982
Accumulated deficit	(17,162,519)	(10,898,029)
Total stockholders' deficit	(3,353,217)	(1,450,232)
Total liabilities and stockholders' deficit	$583,955	$2,475,525

See notes to consolidated financial statements

SEARCHHELP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2007	2006
Revenues	$84,570	$319,309

Cost of Sales	46,041	126,299

Gross Profit	38,529	193,010

Operating expenses:
Selling	291,053	280,333
Web site costs	181,217	69,012
General and administrative	2,881,095	2,736,857
Depreciation and amortization	330,202	338,099
Total operating expenses	3,683,567	3,424,301

Loss from operations	(3,645,038)	(3,231,291)

Other Expenses (Income)
Interest	1,120,576	749,570
Interest - related party	44,620	62,280
Extinguishment of liability per settlement	-	(100,000)
Other (income) loss	20,412	(82,950)
Amortization of deferred financing costs	164,586	91,552
Write off of asset for impairment	1,269,260	-
Total other expenses (income)	2,619,454	720,452

Net loss	(6,264,492)	(3,951,743)

Deemed preferred stock dividend	1,571,731	--
Net loss applicable to common stockholders	$(7,836,223)	$(3,951,743)

Per share data
Loss per share - basic and diluted	$(0.20)	$(0.11)

Weighted average number of shares outstanding basic and diluted	39,202,017	37,634,229

See notes to consolidated financial statements

SEARCHHELP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2007

					Additional			Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Deferred	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Compensation	Equity (Deficit)
Balance at January 1, 2006		$-	37,022,556	$3,702	$7,802,030	$(6,946,286)	$(659,796)	$199,650

Common stock issued in connection with bridge loans			275,000	27	81,198			81,225
Common stock issued as interest on debt			108,969	11	35,535			35,546
Common stock issued for services			146,111	15	54,554			54,569
Common stock issued for satisfaction of loans			600,000	60	179,940			180,000
Discount on debt					1,188,700			1,188,700
Fair value of warrants issued for services					68,142			68,142
Net loss						(3,951,743)		(3,951,743)
Option expense					693,679			693,679
Reclassification of deferred compensation					(659,796)	-	659,796	-

Balance at December 31, 2006	-	-	38,152,636	3,815	9,443,982	(10,898,029)	-	(1,450,232)

Common stock issued in connection with bridge loans			10,000	1	3,869			13,871
Common stock issued in connection with conversion of notes payable			4,582,206	458	663,542			5,246,664
Common stock issued as interest on debt			747,983	78	181,396			929,535
Net proceeds from sale of securities	796,180	79	384,615	38	2,184,883			2,569,653
Fair value of warrants issued for services					140,270			140,270
Common stock issued in connection with exercise of warrants			190,000	19	24,781			214,819
Common stock issued for satisfaction of loans			1,196,742	120	275,131			1,472,113
Preferred stock issued for satisfaction of loans	105,057	11			275,238			275,249
Retirement of treasury stock			(125,000)	(12)	(9,988)			(135,012)
Fair value of options issued for services					208,824			208,824
Option expense					412,767			412,767
Net loss						(6,264,490)		(6,264,490)

Balance at December 31, 2007	901,237	$90	45,139,182	$4,517	$13,804,695	$(17,162,519)	$-	$3,634,031

SEARCHHELP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Years Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(6,264,492)	$(3,951,743)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred revenue	(48,832)	44,362
Stock and options issued for services	140,270	122,711
Extinguishment of liability per settlement	-	(100,000)
Write off of asset for impairment	1,269,260	-
Stock issued for interest	181,474	35,546
Compensatory element of stock options	621,591	693,679
Depreciation	33,886	13,150
Amortization of deferred financing costs	164,586	91,552
Amortization of software development costs	231,382	260,016
Amortization of intangible assets	64,933	64,932
Amortization of beneficial conversion feature	347,726	253,624
Amortization of debt discount	444,544	256,664
Increase (decrease) in cash flows as a result of changes in asset and liability account balances:
Accounts receivable	114,129	(110,912)
Allowance for doubtful accounts	46,908	14,440
Inventories	(57,511)	(160,727)
Prepaid expenses	12,490	60,847
Security deposit	-	(7,299)
Deferred rent	1,340	8,438
Accounts payable and accrued expenses	268,998	146,507
Total adjustments	3,837,174	1,687,530

Net cash used in operating activities	(2,427,318)	(2,264,213)

Cash flows from investing activities:
Equipment purchases	(9,192)	(33,277)
Capitalized software costs	-	(195,822)
Net cash used in investing activities	(9,192)	(229,099)

See notes to consolidated financial statements

SEARCHHELP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	For the Years Ended
	December 31,
	2007	2006
Cash flows from financing activities:
Net borrowings from stockholders	52,886	175,992
Payment of due to affiliates	(11,750)	(1,600)
Proceeds from convertible notes payable	-	2 ,272,000
Repayments of convertible notes payable	(75,000)	-
Proceeds from bridge notes payable	460,000	275,000
Repayments of bridge notes payable	(225,000)	-
Proceeds from note payable - equipment	-	21,262
Payments of note payable - equipment	(3,394)	(1,461)
Payments of capital lease	(18,646)	(5,979)
Payments of notes payable - bank	-	4,697
Proceeds from sale of securities	2,174,800	-
Retirement of treasury stock	(10,000)	-
Deferred financing costs	(32,000)	(244,139)
Net cash provided by financing activities	2,311,896	2,495,772

Net increase (decrease) in cash	(124,614)	2,460

Cash at beginning of year	129,435	126,975

Cash at end of year	$4,821	$129,435

Supplemental Disclosure of cash flow information:

Cash payment made during the period - Interest	$136,369	$190,921

Supplemental Schedules of Noncash Investing and Financing Activities:
Bridge notes converted into preferred stock	$35,000	$-
Stockholder loans converted to common stock/preferred stock	$550,500	$180,000
Convertible notes converted to common stock	$664,000	$-
Common stock and options issued for services	$140,270	$122,711
Computer equipment under capital lease	$71,914	$87,098
Discount related to note payable - warrant value and beneficial conversion feature	$-	$1,188,700
Issuance of stock for discount related to bridge note payable	$3,890	$81,225

See notes to consolidated financial statements

SEARCHHELP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 1 -   DESCRIPTION OF BUSINESS AND GOING CONCERN

The Company's business consists principally of the development, sale and distribution of parental control and monitoring software and services and imaging products. The Company is organized as a single reporting unit and believes that it operates as a single business.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the financial statements, the Company incurred net losses of $6,264,492 and $3,951,743 for the years ended December 31, 2007 and 2006, respectively. In addition, the Company had negative working capital of $3,471,962 and an accumulated deficit of $17,162,519 at December 31, 2007.

These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses. The plan includes, among other things, developing or acquiring parental control products and services and selling these products and services through a well developed retail channel as well as directly on-line and with OEM and affiliate partners.

The Company has been successful in raising financing from equity and debt transactions, however, there is no guarantee that it will be able to continue raising capital in the future. During 2007, the Company raised $2,174,800 from the private placement of common stock, 7% convertible preferred stock and warrants, and an additional $460,000 principal amount of 10% short term promissory notes. A total of $2,600,000 of the 10% short term promissory notes have been repaid or converted into preferred stock. A total of $664,000 of convertible notes were converted into common stock.

The accompanying consolidated financial statements have been prepared, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a) Basis of Presentation:

The accompanying consolidated financial statements for the years ended December 31, 2007 and 2006 include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

(b) Revenue Recognition:

The Company recognizes revenues in accordance with the SEC, Staff Accounting Bulletin 104, “Revenue Recognition” (“SAB 104”). Under SAB 104 revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable and collectability is reasonably assured. Software products and services revenue is derived via three distinct methods: direct non- consignment sales, consignment sales and online Internet sales: (i) revenue in the form of direct non- consignment sales of merchandise are recognized when title passes to the customer, typically upon shipment, less an estimated reserve if return privileges exist; (ii) revenue from consignment sales of software is recognized when proof of sale to the end user is received; (iii) revenue from online Internet sales is recognized upon the settlement of credit card charges, typically within three days of the sale.

(c) Use of Estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

(d) Earnings Per Share:

The Company utilizes Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is calculated on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation, plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented separately as it is anti-dilutive. Such securities, shown below, presented on a common share equivalent basis and outstanding as of December 31, 2007 and 2006 have been excluded from the per share computations:

	December 31,
	2007	2006
2004 Stock Plan Options	1,450,000	1 ,450,000
Other Stock Options	8,283,157	8 ,270,000
Convertible Preferred Stock	9,012,370	-
Convertible Notes Payable	14,373,333	6 ,962,500
Warrants	13,616,684	8 ,231,424

(e) Stock Based Compensation:

Effective January 1, 2006, the Company’s 2004 Stock Plan and options granted outside of the Plan are accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards ("FAS") No. 123 (revised 2004), Share-Based Payment ("FAS 123(R)"), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 107, which provides the Staff's views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

(f) Advertising Costs:

The Company expenses ordinary advertising and promotion costs as incurred. Advertising and promotion costs were $211,870 and $162,410 for the years ended December 31, 2007 and 2006, respectively.

(g) Software Development Costs:

Research and development costs are expensed as incurred. No research and development costs were incurred during the years ended December 31, 2007 and 2006.

In accordance with the provisions of SFAS No. 86, "Accounting for the costs of computer software to be sold or otherwise marketed", software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. No development costs were capitalized for the year ended December 31, 2007. For the years ended December 31, 2006, the Company capitalized $195,822 of software development costs. The software costs are amortized on a straight line basis over the estimated useful life of three years. Amortization expense for the years ended December 31, 2007 and 2006 was $231,383 and $260,016, respectively.

(h) Long-Lived Assets

In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, we review long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, we will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, we will recognize an impairment loss to adjust to the fair value of the asset. On December 31, 2007 we determined the future sales of our Sentry Predator Locator product, net of the cost of those sales, would not be sufficient to recover any amount of the unamortized costs. As a result, we recorded an impairment to software development costs of $270,680.

(i) Cash Equivalents:

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with a remaining maturity of three months or less, when purchased, to be cash equivalents.

(j) Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount the Company expects to collect. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of $99,303 and $52,395 at December 31, 2007, and 2006, respectively.

(k) Fair Value of Financial Instruments:

The Company’s financial instruments are cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, notes payable, due to stockholders and obligations under capital leases. The carrying amounts of accounts receivable, inventories, and accounts payable and accrued expenses approximates fair value due to the short term nature of these financial instruments. The carrying value of due to stockholders reflects fair value as the terms reflect market conditions at each balance sheet date. The recorded values of notes payable and obligations under capital leases approximate their fair values, as interest approximates market rates.

(l) Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company from time to time may maintain cash balances, which exceed the Federal Depository Insurance Coverage limit. The Company performs periodic reviews of the relative credit rating of its bank to lower its risk. Concentrations of credit risk with respect to accounts receivable are limited because a number of geographically diverse customers make up the Company’s customer base, thus spreading the trade credit risk.

(m) Inventories:

The Company's inventory consists entirely of finished, packaged software products and is valued at lower of cost or market price. Cost is determined on a first-in, first-out (“FIFO”) basis.

(n) Deferral of Certain Revenue and Gross Margins:

Direct non- consignment sales of merchandise are recognized when title passes to the customer, typically upon shipment. However, the Company defers a portion of revenues and gross margin, currently estimated at 40%, from direct non- consignment sales if return privileges exists. The Company had no deferred recognition of revenues or gross margin at December 31, 2007. The Company had deferred recognition of revenues and gross margin amounting to $48,832 as of December 31, 2006.

(o) Shipping and Handling Costs:

The Company’s shipping and handling costs are included in cost of sales for all periods presented. Shipping and handling costs were $18,611 and $44,262 for the years ending December 31, 2007, and December 31, 2006, respectively.

(p) Property and Equipment and Depreciation:

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided for over the estimated useful lives of the related asset using the straight-line method. The estimated useful lives for significant property and equipment categories are as follows:

Furniture and fixtures	5 years
Data processing equipment	3 to 5 years
Telecommunication equipment	5 years
Purchased software	3 years

(q) Goodwill Intangible Assets and Amortization:

Under the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill is to be tested for impairment at least annually at the reporting unit level. In accordance with SFAS 142, we performed impairment tests on goodwill and purchased intangible assets from the acquisition of ETP on June 8, 2005. The goodwill and other intangible assets were written off after the Company performed these impairment tests and determined that the fair value of the goodwill and other intangible assets exceeded its carrying value. Fair value was determined by estimates of future cash flows. At December 31, 2007, we determined our projections for cash flow from the acquired assets was insufficient to support the goodwill and other intangible assets as assets and that an immediate impairment write-off was in order. Pursuant to the impairment tests, goodwill and unamortized intangibles totaling $998,580 were written off as of December 31, 2007. No impairment charges resulted from this evaluation for the year ended December 31, 2006.

The Company's intangible assets as of December 31, 2006 consisted of:

			December 31, 2006
	Gross	Estimated Life	Accumulated Amortization	Net
Covenant not to compete	$8,800	3 years	$4,579	$4,221
Licenses	4,700	-	4,700	-
Customer Relationships	620,000	10 years	96,789	523,211
Total	$633,500		$106,068	$527,432

Intangible assets subject to amortization are amortized on a straight-line basis over their estimated useful lives. The amortization expense for the years ended December 31, 2007 and 2006 was $64,933 and $64,933, respectively. There will be no amortization expense in future years since these intangible assets were written off as of December 31, 2007.

(r) Deferred Financing Costs:

The Company incurred financing costs related to its borrowings. Such costs are deferred and amortized generally by the straight-line method over the life of the underlying borrowings. In case the amount is repaid before maturity, the related unamortized amount is written off in the statement of operations. The Company amortized $164,586 and $91,552 of deferred financing costs for the years ended December 31, 2007 and 2006, respectively.

(s) Recently Issued Accounting Pronouncements Affecting The Company:

Statement of Financial Accounting Standard Statement No. 141 (revised 2007) Business Combinations

In December 2007, the Financial Accounting Standard Board (“FASB”) issued FASB Statement No. 141 (revised 2007), Business Combinations. This Statement replaces FASB Statement No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This Statement’s scope is broader than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration. By applying the same method of accounting—the acquisition method—to all transactions and other events in which one entity obtains control over one or more other businesses, this Statement improves the comparability of the information about business combinations provided in financial reports.

This Statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the Statement. That replaces Statement 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values.

This Statement applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquirer), including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights. This Statement applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for some business combinations. It does not apply to: (a) The formation of a joint venture, (b) The acquisition of an asset or a group of assets that does not constitute a business, (c) A combination between entities or businesses under common control, (d) A combination between not-for-profit organizations or the acquisition of a for-profit business by a not-for-profit organization.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

Statement of Financial Accounting Standard Statement No. 160 Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued FASB Statement No. 160 - Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51. This Statement applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. Not-for-profit organizations should continue to apply the guidance in Accounting Research Bulletin No. 51, Consolidated Financial Statements, before the amendments made by this Statement, and any other applicable standards, until the Board issues interpretative guidance.

This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this Statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This Statement improves comparability by eliminating that diversity.

A noncontrolling interest, sometimes called a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require: (a) The ownership interests in subsidiaries held by parties other than he parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity, (b) The amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, (c) Changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. A parent’s ownership interest in a subsidiary changes if the parent purchases additional ownership interests in its subsidiary or if the parent sells some of its ownership interests in its subsidiary. It also changes if the subsidiary reacquires some of its ownership interests or the subsidiary issues additional ownership interests. All of those transactions are economically similar, and this Statement requires that they be accounted for similarly, as equity transactions, (d) When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment, (e) Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. This Statements hall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 3 - EMPLOYEE STOCK COMPENSATION

The Company’s 2004 Stock Plan (the “Plan”), which is stockholder approved, permits the grant of share options and shares to its employees for up to 1,500,000 shares of Common Stock as stock compensation. All stock options under the Plan are granted at the fair market value of the Common Stock at the grant date. Employee stock options generally vest ratably over a three-year period and generally expire 5 years from the grant date. Additionally, the Company grants options and shares to its employees outside the Plan.

Accounting for Employee Awards:
Effective January 1, 2006, the Company’s Plan and options granted outside of the Plan are accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards ("FAS") No. 123 (revised 2004), Share-Based Payment ("FAS 123(R)"), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within SEC Staff Accounting Bulletin ("SAB") No. 107, which provides the Staff's views regarding the interaction between FAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

In adopting FAS 123(R), the Company applied the modified prospective approach to transition. Under the modified prospective approach, the provisions of FAS 123(R) are to be applied to new awards and to outstanding awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the required effective date shall be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro-forma disclosures under FAS 123.

As a result of the adoption of FAS 123(R), the Company's results for the years ended December 31, 2007 and 2006 include share-based compensation expense totaling approximately $334,767 and $665,639, respectively, which have been included in the general and administrative expenses line item. No income tax benefit has been recognized in the income statement for share-based compensation arrangements as the Company has provided a 100% valuation allowance on its’ net deferred tax asset.

Stock option compensation expense is the estimated fair value of options granted amortized on a straight-line basis over the requisite service period for the entire portion of the award. The Company has not adjusted the expense by estimated forfeitures, as required by FAS 123(R) for employee options, since the forfeiture rate based upon historical data was determined to be immaterial.

The fair value of options at the date of grant is estimated using the Black-Scholes option pricing model. During the years ended December 31, 2007 and 2006, the assumptions made in calculating the fair values of options are as follows:

	For the Years Ended
	December 31, 2007	December 31, 2006
Expected term (in years)	5	5
Expected volatility	86.26% -91.99%	88.83% - 99.55%
Expected dividend yield	0%	0%
Risk-free interest rate	3.83% - 5.26%	4.34% - 5.25%

Accounting for Non-employee Awards:
The Company previously accounted for options granted to its non-employee consultants using the fair value cost in accordance with FAS 123 and EITF No. 96-18. The adoption of FAS 123(R) and SAB 107 as of January 1, 2006, had no material impact on the accounting for non-employee awards. The Company continues to utilize the additional guidance set forth in EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees” (“EITF 96-18”).

Stock compensation expense related to non-employee options was approximately $78,000 and $28,000 for the years ended December 31, 2007 and 2006 , respectively. These amounts are included in the Consolidated Statements of Operations within the general and administrative expenses line item.

There were 1,013,157 and 2,280,000 employee stock options granted in the years ended December 31, 2007 and 2006, respectively.

The following table represents our stock options granted, exercised, and forfeited during 2007.

		Weighted	Weighted
		Average	Average
		Exercise	Remaining	Aggregate
	Number	Price	Contractual	Intrinsic
Stock Options	of Shares	per Share	Term	Value
Outstanding at December 31, 2005	8,323,090	$0.38
Granted	2,280,000	0.35
Exercised	-	-
Forfeited/expired	(883,090)	0.43
Outstanding at December 31, 2006	9,720,000	0.32
Granted	1,013,157	0.31
Exercised	-	-
Forfeited/expired	(1,000,000)	0.30
Outstanding at December 31, 2007	9,733,157	$0.36	2.6661	$0

Exercisable at December 31, 2007	7,431,490	$0.36	2.5166	$0

As of December 31, 2007, there was $458,460 of unrecognized compensation cost, net of estimated forfeitures, related to nonvested stock options, which is expected to be recognized over a weighted average period of approximately 2.0 years.

NOTE 4 - PROPERTY AND EQUIPMENT.

The following is a summary of property and equipment, at cost less accumulated depreciation, at December 31:

	2007	2006
Furniture and fixtures	$3,780	$3,780
Data processing equipment	177,823	96,718
Telecommunication equipment	21,262	21,262
Purchased software	2,395	2,395
	205,260	124,155
Less: accumulated depreciation	(49,534)	(15,648)
	$155,726	$108,507

Depreciation charged to operations amounted to $33,886 and $13,150 for the years ended December 31, 2007 and 2006, respectively. Property and equipment include gross assets acquired under capital leases of $159,013 and $87,098 at December 31, 2007 and 2006, respectively. Capital leases are included as a component of data processing equipment. Amortization of assets under capital leases is included in depreciation expense.

NOTE 5 - NOTES PAYABLE - BANK.

The Company has a $50,000 revolving line of credit and a $5,000 overdraft privilege with a bank. At December 31, 2007 and 2006, $49,697 of the line has been utilized. At December 31, 2007 and 2006, $5,000 of the overdraft privilege has also been utilized. Interest on borrowings is charged at 2.25% above the bank's prevailing prime rate (9.50% at December 31, 2007 and 10.50% at December 31, 2006). Interest of $3,250 and $3,778 was charged to operations for the years ended December 31, 2007 and 2006, respectively. The debt is guaranteed personally by the CEO of the Company and is collateralized by marketable securities owned by him which had a fair market value of approximately $45,000 at December 31, 2007.

NOTE 6 - NOTE PAYABLE - EQUIPMENT

On July 12, 2006, the Company entered into a secured loan agreement with GE Commercial Finance for the purchase of $21,262 of communications equipment related to the Company’s corporate office space. This loan has a five-year term with monthly payments of $433 including interest at the rate of 8.15% per annum and is secured by the equipment purchased. The outstanding balance at December 31, 2007 and 2006 was $16,407 and $19,801 respectively, of which $4,002 and $3,690 is included in current liabilities. Future principal payments under the secured loan payable as of December 31, 2007 for each of the next four years are $4,002, $4,340, $4,708 and $3,357, respectively.

NOTE 7 - OBLIGATIONS UNDER CAPITAL LEASE

On July 17, 2006 the Company entered into an equipment lease agreement with Citicorp Vendor Finance for the purchase of $87,098 of computer equipment related to the Company’s products. The lease has a five-year term and a $1 purchase option. The Company is accounting for this obligation as a capital lease. Assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the asset. The assets are depreciated over the lower of their related lease terms or their estimated useful lives.

On September 16, 2007 the Company entered into an equipment lease agreement with GE Capital for the purchase of $71,914 of computer equipment. The lease has a three-year term and a $1 purchase option. The Company is accounting for this obligation as a capital lease. Assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the asset. The assets are depreciated over the lower of their related lease terms or their estimated useful lives.

Depreciation for assets under capital leases for the years ended December 31, 2007 and 2006 amounted to$23,413 and $7,984, respectively, and is included in depreciation expense.

The following is a summary of assets held under capital leases at December 31, 2007 and 2006:

	December 31, 2007	December 31, 2006
Data processing equipment, servers and routers	$159,013	$87,098
Less: Accumulated depreciation	(31,397)	(7,984)
	$127,616	$79,114

Minimum future lease payments under the capital lease as of December 31, 2007 for each of the next four years and in the aggregate are:

Year ending	Amount
December 31, 2008	$48,894
December 31, 2009	48,894
December 31, 2010	42,001
December 31, 2011	12,438
Total minimum lease payments	152,227
Less: Amount representing interest	(17,841)
Present value of net minimum lease payments	134,386
Less: current portion	(38,786)
Long term portion	$95,600

NOTE 8 - 10% CONVERTIBLE NOTES PAYABLE

During 2005 and 2006, the Company raised capital via a private placement to accredited investors of units (“Units”), each Unit consisting of (a) a 10% convertible note with the original principal amount of $10,000 and (b) warrants to purchase 10,000 shares of common stock, exercisable at $0.50 per share, for $10,000 per Unit. The convertible notes mature in two years from the date of issue, if not converted earlier. The Notes are convertible at any time at the option of the holder into Common Stock at the conversion rate of $0.40 per share. The Company raised a gross amount of $2,895,000 from the offerings. The Company allocated the proceeds received between the debt and the warrant based upon their relative fair values. The resulting discount is accreted over a two year period, the life of the note, using the effective interest method. If the debt is converted earlier than the maturity date, the unamortized amount will be charged to operations at that time. When comparing the fair value of the notes to the note value there was a beneficial conversion feature. This amount was recorded as a discount to the notes and is accreted over the two year life of the note using the effective interest method. For the years ended December 31, 2007 and 2006, an aggregate of $347,726 and $253,624 was charged to interest expense, respectively.

As reflected on the balance sheet at December 31, 2007 and 2006, the note value, net of discount, was $2,059,433 and $2,080,758, respectively. As of December 31, 2007, $664,000 principal amount of notes were converted into common stock and $75,000 of principal was paid.

Future principal payments under the 10% convertible notes payable as of December 31, 2007 for each of the next year and in the aggregate are:

Year ending December 31, 2008	Amount
Total principal payments	$2,156,000
Less discount	(96,567)
Total, net of discount	2,059,433
Less current portion	2,059,433
Long term portion	$-

NOTE 9 - SHORT TERM BRIDGE NOTES PAYABLE

On October 31, 2006 the Company began a private placement to accredited investors of 10% short term promissory notes. These notes are payable the earlier of one year from the issue date or when the Company raises a certain minimum amount in its next qualified financing as defined. The notes bear an interest rate of 10% per annum, payable on maturity and the holders received restricted shares of the Company’s common stock equal to the face value of their note. Additionally, these notes are secured by a pledge of the Company’s common stock owned by its Chief Executive Officer.

As of December 31, 2007, the Company has raised a gross amount of $285,000 from these promissory notes and issued 285,000 restricted shares of the Company’s common stock to the note holders. These shares were valued at the fair market value on the date of each note, less an approximate 10% discount (to give effect to the lack of liquidity for such shares), for an aggregate total of $85,095 which was recorded as a discount to the notes with a corresponding credit to common stock and additional paid in capital. This discount is accreted over the one year life of the note using the straight line method. If the debt is repaid earlier than the maturity date, the unamortized amount will be charged to operations at that time. As of December 31, 2007, a total of $260,000 of the 10% short term promissory notes have been repaid or converted into preferred stock.

On October 4, 2007, the Company issued a short term promissory note in the principal amount of $150,000. This note is payable on June 30, 2008 and bears an interest rate equal to the prime rate plus three percent, 10.25% per annum at December 31, 2007 and is payable at the end of the term.

On November 7, 2007 the Company began a private placement to accredited investors of 10% short term promissory notes. These notes are payable the earlier of August 15, 2008 or when the Company raises $1,000,000 in its next qualified financing as defined. The notes bear interest at a rate of 10% per annum, payable at the end of the term. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at the rate of $0.15 per share. As of December 31, 2007, the Company has raised a total gross amount of $300,000, from these notes

NOTE 10 - DUE TO/FROM STOCKHOLDERS AND AFFILIATES

(a)   Due to stockholders

At December 31, 2007 and 2006, the Company was indebted to its CEO, William Bozsnyak, in the amounts of $45,719 and $617,500, respectively, for working capital advances made to the Company. On August 31, 2007, Mr. Bozsnyak offered to convert $550,500 of working capital loans into 1,196,742 restricted shares of the Company’s common stock and 105,057 shares of the Company’s Convertible Series A Preferred Stock. Subsequent to Board acceptance and approval, on September 7, 2007 the Company issued the respective shares and an entry was made to reduce loans payable to stockholder for $550,500 with a corresponding credit to common stock, preferred stock and additional paid in capital.

For the years ended December 31, 2007 and 2006, interest expense was charged in the amounts of $44,620 and $62,280, respectively. The interest rate used in this calculation is the same interest rate paid to the Company’s short term lender under the revolving line of credit described in Note 5, 9.50% at December 31, 2007 and 10.50% at December 31, 2006. At December 31, 2007 and 2006, $152,453 and $107,792 in accrued interest was due to Mr. Bozsnyak, respectively.

The Company also owed Mr. Bozsnyak $7,987 and $6,917 as of December 31, 2007 and 2006, respectively, for travel expenses and online advertising incurred on behalf of the Company. Additionally, at December 31, 2007 and 2006, Brian O’Connor, a stockholder and director, is owed $419 and $1,367, respectively, for travel expenses incurred on behalf of the Company.

At December 31, 2007 and 2006, $170,683 and $108,415, respectively, was owed for unpaid salaries and accrued vacation to Mr. Bozsnyak, Joseph Carrizzo, the Company’s former President, and Mr. O’Connor. An additional $50,000 was accrued at December 31, 2006 as a contingency for certain claims made by Mr. Carrizzo in a lawsuit (see Note 14). A total of $16,250 was owed to Mr. Bozsnyak at December 31, 2007 as equity compensation per his employment agreement.

At December 31, 2007 and 2006, the Company owed $4,366 and $3,500, respectively, to the chairman of the audit and compensation committees, who is a shareholder.

  (b) Due to affiliates

The President of ETP has a minority interest in three affiliated companies. Based upon cash flow needs, there are loans made to and/or from one of these affiliates as well as from the President of ETP directly. As of December 31, 2007 and 2006, the Company owed one of these affiliates $47,907 and $59,657, respectively.

NOTE 11 - ECONOMIC DEPENDENCY

The Company sells its products through distributors to major retailers throughout the United States. At December 31, 2007, two customers, each of which accounted for more than 10% of the Company’s accounts receivable, accounted for 97% of total accounts receivable in the aggregate. At December 31, 2006, two customers, each of which accounted for more than 10% of the Company’s accounts receivable, accounted for 67% of total accounts receivable in the aggregate.

In 2007, the three largest customers, each of which accounted for more than 10% of the Company’s sales, accounted for 98% of total sales in the aggregate. In 2006, the four largest customers, each of which accounted for more than 10% of the Company’s sales, accounted for 71% of total sales in the aggregate.

In 2007 and 2006, the Company, for reasons of convenience, consistency and economy of scale, purchased its entire inventory from one vendor. This risk is mitigated to a great extent by the extensive availability of similar vendors at competitive prices throughout the United States.

NOTE 12 - INCOME TAXES

The tax effect of the temporary differences that give rise to deferred tax assets are presented below:

	Year Ended
	December 31,
	2007	2006

Deferred Tax Assets:
Accounts Receivable	$38,728	$20,434
Option Expense	512,955	270,535
Net Operating Losses	5,424,361	3,805,122
Valuation Allowances	(5,976,044)	(4,096,091)

Net Deferred Tax Asset	$-	$-

At December 31, 2007 and 2006, a 100% valuation allowance was recorded to reduce the Company’s net deferred tax asset to $0. The Company could not determine that it was more likely than not that the deferred tax asset resulting from net operating loss carryforwards would be realized.

The Company has generated net operating loss carryforwards aggregating approximately $13,900,000 at December 31, 2007 for federal and state income tax purposes. These carryforwards are available to offset future taxable income and expire at various dates through 2027.

A reconciliation of the difference between the expected tax rate using the statutory federal tax rate (34%) and the Company’s effective tax rate is as follows:

	Year Ended
	December 31,
	2007	2006
U.S Federal income tax statutory rate	34.00%	34.00%
State income tax, net of federal income tax benefit	5.00%	5.00%
Impairment of goodwill, customer lists and deferred software costs	(6.38)%	-
Others	(7.11)%	(6.77)%
Valuation tax asset allowance	(25.51)%	(32.23)%
Effective tax rate	(0.0)%	(0.0)%

NOTE 13 - EQUITY TRANSACTIONS

On March 6, 2006, the Company issued 17,483 restricted common shares to a legal firm in exchange for services. These shares were valued at the fair market value of $0.55, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.495 per share. A total of $8,653 was charged to operations with a corresponding credit to additional paid in capital.

On March 10, 2006, the Company issued 600,000 restricted common shares to the CEO in satisfaction of loans made to the Company of $180,000. These shares were valued at the fair market value of $0.45, less an approximate 33% discount (to give effect to the lack of liquidity for such shares) or at $0.30 per share. An entry was made to reduce loans payable to shareholder for $180,000 with a corresponding credit to common stock and additional paid in capital.

On April 7, 2006, the Company issued 38,366 restricted common shares to a legal firm in exchange for services. These shares were valued at the fair market value of $0.45, less an approximate 10% discount (due to the restriction) or at $0.405 per share. A total of $15,538 was charged to operations with a corresponding credit to additional paid in capital.

On May 5, 2006, the Company issued 5,608 restricted common shares to a legal firm in exchange for services. These shares were valued at the fair market value of $0.40, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.36 per share. A total of $2,019 was charged to operations with a corresponding credit to additional paid in capital.

On June 6, 2006, the Company issued 20,295 restricted common shares to a legal firm in exchange for services. These shares were valued at the fair market value of $0.40, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.36 per share. A total of $7,306 was charged to operations with a corresponding credit to additional paid in capital.

On July 31, 2006, the Company issued 7,959 restricted common shares to a legal firm in exchange for services. Of these, 3,306 shares were valued at the fair market value of $0.36, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.33 per share. The remaining 4,653 of these shares were valued at the fair market value of $0.44, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.40 per share. A total of $2,953 was charged to operations with a corresponding credit to additional paid in capital.

On August 25, 2006, the Company issued 50,000 restricted common shares to a marketing firm in exchange for services. These shares were valued at the fair market value of $0.36, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.33 per share. A total of $16,500 was charged to operations with a corresponding credit to additional paid in capital.

On October 4, 2006, the Company issued 26,847 shares of the Company's restricted common stock as payment in kind for interest due for the month of September 2006 on the Company’s 10% convertible notes.

On October 31, 2006, the Company issued 25,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.36, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.32 per share. A total of $8,100 was recorded as a discount to the note and is accreted over the one year life of the note. If the debt is retired earlier than the maturity date, the unamortized amount will be charged to operations at that time.

On November 2, 2006, the Company issued 100,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.37, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.33 per share. A total of $33,300 was recorded as a discount to the note and is accreted over the one year life of the note. If the debt is retired earlier than the maturity date, the unamortized amount will be charged to operations at that time.

On November 8, 2006, the Company issued 50,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.33, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.30 per share. A total of $14,850 was recorded as a discount to the note and is accreted over the one year life of the note. If the debt is retired earlier than the maturity date, the unamortized amount will be charged to operations at that time.

On November 15, 2006, the Company issued 25,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.30, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.27 per share. A total of $6,750 was recorded as a discount to the note and is accreted over the one year life of the note. If the debt is retired earlier than the maturity date, the unamortized amount will be charged to operations at that time.

On November 16, 2006, the Company issued 37,000 shares of the Company's restricted common stock as payment in kind for interest due for the month of October 2006 on the Company’s 10% convertible notes

On December 6, 2006, the Company issued 45,122 shares of the Company's restricted common stock as payment in kind for interest due for the month of November 2006 on the Company’s 10% convertible notes.

On December 27, 2006, the Company issued 6,400 restricted common shares to a marketing firm in exchange for services. These shares were valued at the fair market value of $0.28, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.25 per share. A total of $1,600 was charged to operations with a corresponding credit to additional paid in capital.

On December 29, 2006, the Company issued 75,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.27, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.24 per share. A total of $18,225 was recorded as a discount to the note and is accreted over the one year life of the note. If the debt is retired earlier than the maturity date, the unamortized amount will be charged to operations at that time.

On January 12, 2007, the Company issued 44,960 shares of the Company's restricted common stock as payment in kind for interest due for the month of December 2006 on the Company’s 10% convertible notes.

On February 7, 2007 and February 8, 2007, the Company, through a private sale, sold an aggregate of 209,924 shares of its Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 524,810 shares of the Company’s common stock at an exercise price of $.26 per share and received net proceeds of $550,000. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The exercise price of the warrants approximates the net cost of the common stock received after conversion. The fair value of the warrants of $183,684 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $183,684 were recorded against additional paid-in capital.

On February 9, 2007, the Company issued 10,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.43, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.39 per share. A total of $3,870 was recorded as a discount to the note and is accreted over the one year life of the note. If the debt is retired earlier than the maturity date, the unamortized amount will be charged to operations at that time.

On February 12, 2007, the Company issued 42,409 shares of the Company's restricted common stock as payment in kind for interest due for the month of January 2007 on the Company’s 10% convertible notes.

On February 20, 2007, the Company, through a private sale, sold an aggregate of 190,840 shares of Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 477,100 shares of the Company’s common stock at an exercise price of $.26 per share and received net proceeds of $500,000. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The exercise price of the warrants approximates the net cost of the common stock received after conversion. The fair value of the warrants of $147,901 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $147,901 were recorded against additional paid-in capital.

On March 5, 2007, the Company issued 50,000 shares of the Company's restricted common stock upon the conversion of $20,000 principal amount of the Company’s 10% convertible notes.

On March 8, 2007, the Company issued 29,929 shares of the Company's restricted common stock as payment in kind for interest due for the month of February 2007 on the Company’s 10% convertible notes.

On March 9, 2007, the Company issued an aggregate of 13,736 shares of its Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 34,340 shares of the Company’s common stock at an exercise price of $.26 per share in satisfaction of short term bridge notes and accrued interest totaling $35,988. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The exercise price of the warrants approximates the net cost of the common stock received after conversion. The fair value of the warrants of $8,928 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $8,928 were recorded against additional paid-in capital.

On April 4, 2007, the Company issued 36,310 shares of the Company's restricted common stock as payment in kind for interest due for the month of March 2007 on the Company’s 10% convertible notes.

On May 4, 2007, the Company issued 41,317 shares of the Company's restricted common stock as payment in kind for interest due for the month of April 2007 on the Company’s 10% convertible notes.

On May 17, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of Series A 7% Convertible Preferred Stock and received net proceeds of $250,000. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock

On June 1, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of Series A 7% Convertible Preferred Stock and received net proceeds of $250,000. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock

On June 5, 2007, the Company issued 53,401 shares of the Company's restricted common stock as payment in kind for interest due for the month of May 2007 on the Company’s 10% convertible notes.

On July 5, 2007, the Company issued 62,820 shares of the Company's restricted common stock as payment in kind for interest due for the month of June 2007 on the Company’s 10% convertible notes.

On July 13, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 954,200 shares of the Company’s common stock at an exercise price of $.20 per share and received net proceeds of $250,000. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The fair value of the warrants of $200,382 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $200,382 were recorded against additional paid-in capital.

On July 31, 2007, the Company, through a private sale, sold an aggregate of 384,615 shares of the Company's restricted common stock and warrants to purchase an aggregate of 384,615 shares of the Company’s common stock at an exercise price of $.26 per share and received net proceeds of $100,000. The exercise price of the warrants approximates the net cost of the common stock received.

On August 5, 2007, the Company issued 80,977 shares of the Company's restricted common stock as payment in kind for interest due for the month of July 2007 on the Company’s 10% convertible notes.

On August 25, 2007, the Company retired 125,000 shares of the Company's common stock for $10,000 as part of the Settlement Agreement and Mutual Release with AmberAlertAgent Development Co., LLC (see Note 14 below).

On September 5, 2007, the Company issued 79,958 shares of the Company's restricted common stock as payment in kind for interest due for the month of August 2007 on the Company’s 10% convertible notes.

On September 7, 2007, the Company issued 1,196,742 restricted common shares and 105,057 shares of Series A 7% Convertible Preferred Stock to the CEO in satisfaction of loans made to the Company of $550,500. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. An entry was made to reduce loans payable to shareholder for $550,500 with a corresponding credit to common stock, preferred stock and additional paid in capital.

On September 11, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 954,200 shares of the Company’s common stock at an exercise price of $.20 per share and received net proceeds of $250,000. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The fair value of the warrants of $152,672 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $152,672 were recorded against additional paid-in capital.

On October 5, 2007, the Company issued 74,825 shares of the Company’s restricted common stock as payment in kind for interest due for the month of September 2007 on the Company’s 10% convertible notes.

On November 7, 2007 the Company began a private placement to accredited investors of 10% short term promissory notes. These notes are payable the earlier of August 15, 2008 or when the Company raises $1,000,000 in its next qualified financing as defined. The notes bear interest at a rate of 10% per annum, payable at the end of the term. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at the rate of $0.15 per share. As of December 31, 2007, the Company has raised a total gross amount of $300,000, from these notes

On November 8, 2007, the Company issued 66,667 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On December 5, 2007, the Company issued 102,978 shares of the Company’s restricted common stock as payment in kind for interest due for the month of October 2007 on the Company’s 10% convertible notes.

On December 10, 2007, the Company issued 140,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $17,800.

On December 12, 2007, the Company issued 2,397,563 shares of the Company’s restricted common stock upon the conversion of $330,000 of the Company’s 10% convertible notes.

On December 14, 2007, the Company issued 812,500 shares of the Company’s restricted common stock upon the conversion of $130,000 of the Company’s 10% convertible notes.

On December 18, 2007, the Company issued 357,143 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On December 18, 2007, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $7,000.

On December 27, 2007, the Company issued 187,500 shares of the Company’s restricted common stock upon the conversion of $30,000 of the Company’s 10% convertible notes.

On December 28, 2007, the Company issued 398,333 shares of the Company’s restricted common stock upon the conversion of $44,000 of the Company’s 10% convertible notes.

On December 31, 2007, the Company issued 98,099 shares of the Company’s restricted common stock as payment in kind for interest due for the month of November 2007 on the Company’s 10% convertible notes.

On December 31, 2007, the Company issued 312,500 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

Warrants :
During 2003, as part of its initial sale of its securities to the public, the Company sold Class A warrants, exercisable for five years, to acquire 2,474,000 common shares at $0.75 per share and Class B warrants, exercisable for seven years, to acquire 2,474,000 common shares at $1.75 per share. As additional compensation to the placement agent who placed the Company’s securities, the agent and its designees received rights to acquire 247,000 units of the Company’s securities for $0.985 each for five years. Each unit is comprised of one share of common stock, a warrant to acquire one share of common stock at $0.985 and another warrant to acquire a common share at $2.285 per share. Warrants to acquire 172,800 shares of the Company’s common stock at $0.30 per share   were issued to a placement agent exercisable for five years as part of his compensation for his services in the Company’s private placement of its securities in 2004. On December 31, 2007, we extended the term to exercise the Class A Warrant from December 31, 2007 to March 31, 2008. The exercise price of the Class A Warrant was lowered on from $0.75 to $0.17 per share of our common stock, and we reduced the exercise price of our Class B Warrant from $1.50 to $0.22 per share of our common stock. All other terms and conditions of the Warrants remained the same. On March 25, 2008, we extended the term to exercise the Class A Warrant from March 31, 2008 to July 31, 2008. The Company will file a Post-Effective Amendment No. 9 to its Registration Statement on Form SB-2 (“Post-Effective Amendment”). The amended exercise price will become effective upon the date on which the Securities and Exchange Commission declares the Post-Effective Amendment.

During 2005 and 2006, the Company raised capital via a private placement to accredited investors of units (“Units”), each Unit consisting of (a) a 10% convertible note with the original principal amount of $10,000 and (b) warrants to purchase 10,000 shares of common stock, exercisable at $0.50 per share, for $10,000 per Unit.

On May 2, 2006, a warrant was issued to an executive recruiter to acquire 40,244 shares of the Company’s common stock at $0.41 per share exercisable for five years as part of the compensation for services rendered in connection with the Company’s recruitment efforts. These shares were valued by using the fair value of goods or services received. A total of $16,500 was charged to operations with a corresponding credit to additional paid in capital.

On May 23, 2006, a warrant was issued to a placement agent to acquire 85,400 common shares at $0.50 per share exercisable for three years as part of the compensation for services rendered in the Company’s private placement of its securities in the December 19, 2005 private placement. A total of $19,642, the fair value of warrant at the date of issue, was capitalized as deferred financing costs with a corresponding credit to additional paid in capital. This amount is being accreted over the remaining life of the notes associated with the placement agent using the straight line method. For the year ending December 31, 2006, an aggregate of $7,366 was charged to amortization expense.

On December 29, 2006, a warrant was issued to an individual to acquire 200,000 shares of the Company’s common stock at $0.27 per share exercisable for five years as part of the compensation for services rendered in connection providing access and introductions to various retail channels for the Company’s products. A total of $32,000, the fair value of warrant at the date of issue, was charged to operations with a corresponding credit to additional paid in capital.

On January 29, 2007, warrants were issued to a consultant to acquire 900,000 shares of the Company’s common stock at $0.47 per share, exercisable for five years, as part of the compensation and further incentive for the consultant to devote his best efforts to the performance of services specified under a 3-year consulting agreement dated January 29, 2007. The warrants vest in three equal amounts of 300,000 warrants on each of the following dates January 29, 2008, January 29, 2009 and January 29, 2010 provided that the consultant is still retained by the Company. These shares were valued at $216,000, the fair value of warrant at the date of issue. This amount is being accreted over the vesting period of the warrants using the straight line method. For the nine months ending September 30, 2007, a total of $48,000 was charged to operations with a corresponding credit to additional paid in capital.

On January 29, 2007, warrants were issued to a consultant to acquire 1,000,000 shares of the Company’s common stock at $0.47 per share, exercisable for five years, as further incentive for the consultant to devote his best efforts to the performance of services specified under a 3-year consulting agreement dated January 29, 2007. The warrants vest when the consultant has achieved $2,000,000 in net direct and indirect sales, as defined, in any one calendar year provided that the consultant is still retained by the Company. The fair value of warrant will be charged to operations with a corresponding credit to additional paid in capital on the date the sales target is achieved.

On February 16, 2007, a warrant was issued to a placement agent to acquire 224,000 common shares at $0.50 per share exercisable for three years as part of the compensation for services rendered in the Company’s private placement of its 10% convertible notes. A total of $51,520, the fair value of warrant at the date of issue, was capitalized as deferred financing costs with a corresponding credit to additional paid in capital. This amount is being accreted over the remaining life of the notes associated with the placement agent using the straight line method.

On February 16, 2007, a warrant was issued to a placement agent to acquire 87,500 common shares at $0.36 per share exercisable for three years as part of the compensation for services rendered in the Company’s private placement of its 10% short term promissory notes . A total of $22,750, the fair value of warrant at the date of issue, was capitalized as deferred financing costs with a corresponding credit to additional paid in capital. This amount is being accreted over the remaining life of the notes associated with the placement agent using the straight line method.

For the year ended December 31, 2007, 190,000 warrants were exercised. On December 10, 2007, the Company issued 140,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $17,800. On December 18, 2007, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $7,000.

NOTE 14 - COMMITMENTS AND CONTINGENCIES.

(a)   Legal Proceedings

AmberAlertAgent Development Company, LLC

On February 20, 2007, SearchHelp was served with a complaint that was filed in the Superior Court of California in San Diego County on February 8, 2007, entitled AmberAlertAgent Development Co., LLC, a California Limited Liability Company; Perkins, Brinson, Ho, LLC, a California Limited Liability Company; Philip Dizon, an individual; Edward Sullivan, an individual; Gil Amelio, an individual; Richard A. Weintraub, an individual; Carl Perkins, an individual; and Duane Brinson, an individual v. Searchhelp, Inc., a Delaware Corporation; and Does 1-20. The claims against the Company arise out of an Exchange Agreement entered into between AmberAlertAgent, Inc. (“AAA”), certain of the plaintiffs and the Company pursuant to which the Company purchased all the issued and outstanding shares of AAA in exchange for 1.5 million shares in the Company. The shares in the Company acquired by the plaintiffs are being held in escrow until plaintiffs complete the development of software, and provided certain other services, as set forth in a Consulting Agreement between plaintiffs and the Company.

On August 2, 2007, the Company and the plaintiffs signed a Settlement Agreement and Mutual Release whereby all legal actions were dismissed. Under the terms of the Settlement Agreement, SearchHelp placed $10,000 into escrow and released to the plaintiffs an aggregate of 1.375 million shares of the Company's common stock which were previously being held in escrow. The remaining 125,000 shares which were previously held in escrow were returned to the Company and retired. In addition, pursuant to the Settlement Agreement, SearchHelp and Amber Alert Agent entered into a License Agreement pursuant to which the Company received a perpetual, royalty-free, worldwide, and non-exclusive license to use, including to reproduce, perform, display, distribute, and create derivative works from, certain Sentry Predator Locator software and all related documentation. An additional $10,000 was placed in escrow for payment of transition services to be provided by the plaintiffs to assist the Company in migrating the software onto the Company's servers. The source code for the licensed software was also placed into escrow. All escrowed items will be released upon the successful transition of the software.

Joseph Carrizzo

During the first quarter of 2007, Joseph Carrizzo resigned as the Company’s President and a director. The Company attempted to negotiate the terms of a separation agreement with Mr. Carrizzo. On March 20, 2007, the Company received a letter from Mr. Carrizzo in which he formally advised the Company that he was terminating his employment as a result of the Company’s alleged material breach of his employment agreement. The Company contends that Mr. Carrizzo voluntarily terminated his employment with the Company.

On September 14, 2007, SearchHelp was served with a complaint that was filed in the Supreme Court of New York in Nassau County on August 30, 2007, entitled Joseph Carrizzo v. SearchHelp, Inc., arising from the situation stated above. In his Complaint, Mr. Carrizzo alleges that the Company was in material breach of the employment agreement. The Complaint seeks (i) damages in an amount in excess of $450,000, arising out of a material breach of the employment agreement, (ii) compensatory damages under Section 198, subdivision 1-a of the New York Labor Law including a statutory penalty of 25% and attorney’s fees, and (iii) a declaratory judgment that SearchHelp’s conduct constitutes a material breach, that all of Mr. Carrizzo’s non-vested stock options have fully vested and that all vested options and any shares issued upon exercise are entitled to immediate registration.

On October 4, 2007, the Company filed a verified answer and counterclaim in the Supreme Court of New York in Nassau County denying the allegations made by Mr. Carrizzo and counterclaiming that Mr. Carrizzo wrongfully appropriated intellectual property of the Company. The counterclaim seeks damages in an amount not yet fully ascertainable, but in no event less than $7,000,000.

Several motions and affidavits have been filed by both parties. A hearing date is expected to be set for late April 2008.

(b)   Leases

The Company signed a new operating lease beginning July 31, 2006 for its corporate office space located in Syosset, New York. The lease has a term of five years and two months and expires on September 30, 2011. The following is a schedule by year of future minimum rental payments required under the lease agreement:

Year ending	Amount
December 31, 2008	$53,506
December 31, 2009	$55,182
December 31, 2010	$56,917
December 31, 2011	$43,768

ETP leases office space in Boston, Massachusetts on a month to month basis. The annual rent is $28,704.

Rent expense was $82,279 and $66,557 for the years ended December 31, 2007 and 2006, respectively.

NOTE 15 - SUBSEQUENT EVENTS

On January 3, 2008, the Company issued 277,778 shares of the Company’s restricted common stock upon the conversion of $25,000 of the Company’s 10% convertible notes.

On January 3, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $2,250.

On January 3, 2008, the Company issued 1,250,000 shares of the Company’s restricted common stock as bonuses to employees and directors

On January 3, 2008, the Company issued 150,000 shares of the Company’s restricted common stock to a marketing and promotions company for services to be rendered in 2008. These shares were valued at the fair market value of $0.21, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.19 per share. A total of $28,500 was charged to operations with a corresponding credit to additional paid in capital.

On January 8, 2008, the Company issued 666,666 shares of the Company’s restricted common stock upon the conversion of $100,000 of the Company’s 10% convertible notes.

On January 8, 2008, the Company issued 105,811 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $8,466.

On January 10, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $3,000.

On January 11, 2008, the Company issued 7,530,001 shares of the Company’s restricted common stock upon the conversion of $692,000 of the Company’s 10% convertible notes.

On January 11, 2008, the Company issued 692,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $55,360.

On January 15, 2008, the Company issued 208,333 shares of the Company’s restricted common stock upon the conversion of $25,000 of the Company’s 10% convertible notes.

On January 15, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $2,000.

On January 17, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $12,500 of the Company’s 10% convertible notes.

On January 17, 2008, the Company issued 12,500 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $1,000.

On January 23, 2008, the Company issued 300,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $24,000.

On January 28, 2008, the Company issued 80,000 shares of the Company’s restricted common stock upon the conversion of $12,000 of the Company’s 10% convertible notes.

On January 28, 2008, the Company issued 12,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $960.

On January 31, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $12,500 of the Company’s 10% convertible notes.

On January 31, 2008, the Company issued 12,500 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $1,000.

On February 1, 2008, the Company issued 357,143 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On February 1, 2008, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $4,000.

On February 5, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On February 5, 2008, the Company issued 12,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $960.

On February 12, 2008, the Company issued 71,429 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On February 13, 2008, the Company issued 1,158,334 shares of the Company’s restricted common stock upon the conversion of $139,000 of the Company’s 10% convertible notes.

On February 14, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On February 14, 2008, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $6,000.

On February 19, 2008, the Company issued 276,190 shares of the Company’s restricted common stock upon the conversion of $40,000 of the Company’s 10% convertible notes.

On February 20, 2008, the Company issued 41,667 shares of the Company’s restricted common stock upon the conversion of $5,000 of the Company’s 10% convertible notes.

On February 21, 2008, the Company issued 41,667 shares of the Company’s restricted common stock upon the conversion of $5,000 of the Company’s 10% convertible notes.

On March 20, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On March 24, 2008, the Company issued 375,000 shares of the Company’s restricted common stock upon the conversion of $45,000 of the Company’s 10% convertible notes.

On March 26, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On March 31, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

SEARCHHELP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$304	$4,821
Accounts receivable less allowance for doubtful accounts of $134,181 and $99,303, respectively	30,402	89,049
Inventories	208,164	248,148
Prepaid expenses	15,963	5,409
Total current assets	254,833	347,427

Property and equipment - net	161,424	155,726

Other assets:
Capitalized software costs, less amortization of $8,715 and $0, respectively	58,588	-
Deferred finance costs, less amortization of $318,474 and $262,991, respectively	17,365	67,348
Security deposit	13,454	13,454
Intangible assets	38,627	-

Total other assets	128,034	80,802

Total assets	$544,291	$583,955

See notes to consolidated unaudited financial statements

SEARCHHELP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Note payable - bank	$54,023	$54,697
Current portion of long term debt and capital leases	55,701	42,788
Current portion of 10% convertible notes payable - net of discount of $1,670 and $96,567, respectively	811,330	2,059,433
Short term bridge notes payable	525,000	475,000
Due to executive stockholders	784,873	397,877
Due to affiliates	47,671	47,907
Accounts payable	685,053	627,162
Accrued expenses	323,735	114,525
Total current liabilities	3,287,386	3,819,389

Other liabilities:

Obligations under capital lease, net of current portion	88,722	95,600
Note payable - equipment, net of current portion	11,595	12,405
Deferred rent	9,638	9,778
Total liabilities	3,397,341	3,937,172

Stockholders' deficit
Preferred stock - $.0001 par value, authorized - 25,000,000 shares issued and outstanding - 901,237	90	90
Common stock - $.0001 par value, authorized - 250,000,000 shares issued and outstanding -66,893,410 and 45,139,182, respectively shares, respectively	6,689	4,517
Additional paid-in capital	16,341,347	13,804,695
Accumulated deficit	(19,201,175)	(17,162,519)
Total stockholders' deficit	(2,853,050)	(3,353,217)

Total liabilities and stockholders' deficit	$544,291	$583,955

See notes to consolidated unaudited financial statements

SEARCHHELP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited-Restated)	(Unaudited)	(Unaudited-Restated)
Revenues
Software, net	$92,092	$73,145	$8,220	$18,441
Total Revenues	92,092	73,145	8,220	18,441

Cost of Sales
Software	36,597	34,337	4,734	14,933
Total Cost of Sales	36,597	34,337	4,734	14,933

Gross Profit	55,495	38,808	3,486	3,508

Operating expenses:
Selling	70,835	142,155	29,292	62,690
Web site costs	65,571	83,408	33,534	57,038
General and administrative	1,648,489	1,600,008	963,551	832,853
Depreciation and amortization	39,330	172,154	25,031	71,879
Total operating expenses	1,824,225	1,997,725	1,051,408	1,024,460

Loss from operations	(1,768,730)	(1,958,917)	(1,047,923)	(1,020,952)

Other Expenses
Interest	197,767	553,013	67,911	248,852
Interest - related party	4,696	31,691	2,942	15,772
Other (income) expenses	11,980	(24,544)	0	(23,882)
Amortization of deferred financing costs	55,483	93,581	22,603	32,718

Total other expenses	269,926	653,741	93,456	273,460

Net loss	$(2,038,656)	$(2,612,658)	$(1,141,379)	$(1,294,412)

Per share data
Loss per share-basic and diluted	$(0.03)	$(0.07)	$(0.02)	$(0.03)

Weighted average number of shares outstanding basic and diluted	60,580,860	38,324,701	64,586,012	38,405,198

See notes to consolidated unaudited financial statements

SEARCHHELP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited - Restated)
Cash flows from operating activities:
Net loss	$(2,038,656)	$(2,612,658)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred revenue	-	21,029
Stock and options issued for services	57,300	104,270
Stock issued for debt service	-	82,446
Stock issued for interest	46,495	-
Stock issued for legal settlement	165,750	-
Compensatory element of stock options	418,203	318,458
Depreciation	30,615	13,419
Amortization of deferred financing costs	55,483	93,581
Amortization of software development costs	8,715	126,269
Amortization of intangible assets	-	32,467
Amortization of beneficial conversion feature	37,700	150,415
Amortization of debt discount	57,198	239,048
Bad debt expense	34,878	-
Write off of consignment inventory	11,980	-
Increase (decrease) in cash flows as a result of changes in asset and liability account balances:
Accounts receivable	23,770	25,174
Inventories	28,004	(29,083)
Prepaid expenses and other assets	(16,054)	(30,033)
Deferred rent	(140)	670
Accounts payable and accrued expenses	267,098	(95,212)
Total adjustments	1,226,995	1,052,918

Net cash used in operating activities	(811,661)	(1,559,740)

Cash flows from investing activities:
Equipment purchases	-	(7,020)
Capitalized software costs	(67,303)	-
Net cash used in investing activities	(67,303)	(7,020)

See notes to consolidated unaudited financial statements

SEARCHHELP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	For the Six Months Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited - Restated)
Cash flows from financing activities:
Net borrowings from stockholders	386,997	164,585
Payment of due to affiliates	(237)	(1,008)
Proceeds from warrants exercised in relation to convertible notes payable	114,796	-
Net proceeds from (payments of) bridge notes payable	75,000	(165,000)
Payments of note payable - equipment	(1,960)	(1,512)
Payments under capital lease	(22,579)	(7,418)
Payments of notes payable - bank	(1,070)	(30,000)
Proceeds from sale of securities	323,500	1,550,000
Net cash provided by financing activities	874,447	1,509,647

Net increase in cash	(4,516)	(57,113)

Cash at beginning of period	4,821	129,435

Cash at end of period	$305	$72,322

Supplemental Disclosure of cash flow information:
Cash payment made during the period - Interest	$6,635	$69,608

Supplemental Schedules of Noncash Investing and Financing Activities:
Bridge notes converted into preferred stock	$-	$35,000
Computer equipment under capital lease	$36,811	$-
Stock issued for acquisition of Company	$39,000
Warrants issued in relation to convertible notes payable	$1,343,000	$20,000
Common stock and options issued for services	$57,300	$104,270
Common stock in connection with bridge note payable	$30,813	$3,870
Issuance of restricted stock related to bridge note payable	$5,000	$-

See notes to consolidated unaudited financial statements

SEARCHHELP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

June 30, 2008

NOTE 1 - PLAN OF ORGANIZATION.

Nature of Business:

SearchHelp, Inc. develops software services committed to real-time online protection and family safety. The Company develops and sells software products that offer parental controls that enable parents, both in home and remotely, to monitor and regulate their child’s computer activities. The Company, through the newly acquired Echometrix division, also offers technology to corporations, within various verticals, to help management analyze real-time, natural language express and measure sentiment and behavior in digital content, such as blogs, forums, emails, instant messaging and mobile text.

Presentation of Financial Statements:

SearchHelp, Inc. is organized as a single reporting unit and believes that it operates as a single business. References in this report to “SearchHelp”, the “Company”, “we”, “us” or “our” refers to SearchHelp Inc. and its consolidated subsidiaries.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the financial statements, the Company incurred net losses of $2,038,656 and $2,612,658 for the six months ended June 30, 2008 and 2007, respectively. In addition, the Company has negative working capital of $3,032,553 and an accumulated deficit of $19,201,175 at June 30, 2008.

These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses. The plan includes, among other things, implementing numerous online sales campaigns of parental control software, and concentrating on the new Echometrix division. The Company has spend part of 2007 and the first six months of 2008 developing the Echometrix Technology. The remainder of 2008 will be spent signing beta users and prepare for Echometrix version 2.0 which is expected to be completed early in Q1 2009. At that time, the Company believes that Echometrix will be in a position to generate significant revenue. (See Note 5).

If the Company does not generate sufficient revenues from the sales of its products in an amount necessary to meet its cash needs, the Company will need additional financing to continue to operate. As the Company increases sales from its products and services, the Company expects to increase cash flows from operations. The Company has been successful in raising financing from equity and debt transactions. During the six months ended June 30, 2008, the Company raised approximately $538,000 from the private placement of common stock and warrants, and issuance of short term bridge notes payable, and a total of $1,343,000 of the 10% short term promissory notes have been converted into common stock.

The accompanying consolidated financial statements have been prepared, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company's Annual report on Form 10-KSB filed on April 15, 2008. The results of the six months ended June 30, 2008 are not necessarily indicative of the results to be expected for the full year ending December 31, 2008.

NOTE 2 - RESTATEMENT OF JUNE 30, 2007 FINANCIAL RESULTS:

The Company’s consolidated financial statements for the six months ended June 30, 2007 have been restated to reflect the correction of revenue recognized in error on sales related to a distributor’s contract that contained return rights over and above the Company’s normal policy. The Company initially determined that these sales met FAS 48 and SAB 101 criteria. As a result of an exhaustive review of this particular distributor’s contract, the Company has determined that these sales do not meet the criteria set forth in the pronouncements and therefore revenue from these sales should not be recognized until the right of return expires concurrent with the sale to a third party, similar to a consignment basis. The impact of the restatement was to increase inventories by $25,215, decrease accounts receivable by $80,381, decrease deferred revenue by $25,764, decrease prepaid expenses by $ 3,984, decrease accrued expenses by $10,485, and increase accumulated deficit by $22,900 as of June 30, 2007. The restatement decreases previously reported revenue by $54,617 and decreases cost of goods sold by $ 29,396 for the six months ended June 30, 2007. The impact on net loss was an increase of $22,900 for the six months ended June 30, 2007. The restatement increases previously reported revenue by $123,628 and decreases cost of goods sold by $2,320 for the three months ended June 30, 2007. The impact on net loss was a decrease of $125,949 for the three months ended June 30, 2007.

NOTE 3 - SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES:

(a) Earnings Per Share:

The Company utilizes Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is calculated on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation, plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented separately as it is anti-dilutive. Such securities, shown below, presented on a common share equivalent basis and outstanding as of June 30, 2008 and 2007 have been excluded from the per share computations:

	June 30,
	2008	2007
2004 Stock Plan Options	1,150,000	1,450,000
Non ISO Stock Options	7,012,489	7,332,500
ConvertiblePreferred Stock	9,012,370	6,053,400
Convertible Notes Payable	5,807,143	7,187,500
Warrants	9,824,684	11,898,284

(b) Recent Accounting Pronouncements:

In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We will adopt FSP APB 14-1 beginning in the first quarter of fiscal 2010, and this standard must be applied on a retrospective basis. We are evaluating the impact the adoption of FSP APB 14-1 will have on our consolidated financial position and results of operations.

In May 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 162, The Hierarchy of Generally Accepted Accounting Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. SFAS No. 162 is effective 60 days following approval by the U.S. Securities and Exchange Commission (“SEC”) of the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. We do not expect SFAS No. 162 to have a material impact on the preparation of our consolidated financial statements.

In March 2008, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161 requires enhanced disclosures regarding an entity's derivative and hedging activities. These enhanced disclosures include information regarding how and why an entity uses derivative instruments; how derivative instruments and related hedge items are accounted for under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", and its related interpretations; and how derivative instruments and related hedge items affect an entity's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of SFAS 161 will not have a material impact on our financial position, results of operations or liquidity since we currently do not enter into derivatives or other hedging instruments.

NOTE 4 - EMPLOYEE STOCK COMPENSATION

The Company’s 2004 Stock Plan (the “Plan”), which is shareholder approved, permits the grant of share options and shares to its employees for up to 1,500,000 shares of Common Stock as stock compensation. All stock options under the 2004 Stock Plan are granted at the fair market value of the Common Stock at the grant date. Employee stock options vest ratably over a three-year period and generally expire 5 years from the grant date.

Accounting for Employee Awards:
Effective January 1, 2006, the Company’s Plan and options granted outside of the Plan are accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards ("FAS") No. 123 (revised 2004), Share-Based Payment ("FAS 123(R)"), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within SEC Staff Accounting Bulletin ("SAB") No. 107, which provides the Staff's views regarding the interaction between FAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

In adopting FAS 123(R), the Company applied the modified prospective approach to transition. Under the modified prospective approach, the provisions of FAS 123(R) are to be applied to new awards and to outstanding awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the required effective date shall be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro-forma disclosures under FAS 123.

As a result of the adoption of FAS 123(R), the Company's results for the six months ended June 30, 2008 and 2007 include share-based compensation expense totaling approximately $110,000 and $279,000, respectively, which have been included in the general and administrative expenses line item. No income tax benefit has been recognized in the income statement for share-based compensation arrangements as the Company has provided a 100% valuation allowance on its’ net deferred tax asset.

Stock option compensation expense is the estimated fair value of options granted amortized on a straight-line basis over the requisite service period for the entire portion of the award. The Company has not adjusted the expense by estimated forfeitures, as required by FAS 123(R) for employee options, since the forfeiture rate based upon historical data was determined to be immaterial.

The fair value of options at the date of grant is estimated using the Black-Scholes option pricing model. During the six months ended June 30, 2008 and 2007 the assumptions made in calculating the fair values of options are as follows:

	For the
	Six Months Ended
	June 30, 2008	June 30, 2007
Expected term (in years)	5	5
Expected volatility	89.23%-92.44%	87.38%-89.54%
Expected dividend yield	0%	0%
Risk-free interest rate	3.47%-4.26%	4.50%-5.26%

Accounting for Non-employee Awards:
The Company previously accounted for options granted to its non-employee consultants using the fair value cost in accordance with FAS 123 and EITF No. 96-18. The adoption of FAS 123(R) and SAB 107 as of January 1, 2006, had no material impact on the accounting for non-employee awards. The Company continues to utilize the additional guidance set forth in EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees” (“EITF 96-18”).

Stock compensation expense related to non-employee options was approximately $39,000 for six months ended June 30, 2008 and 2007, respectively. These amounts are included in the Consolidated Statements of Operations within the general and administrative expenses line item.

There were no employee stock options granted during the three months ended June 30, 2008 and 2007. On April 21, 2008, there were 1,500,000 of options granted, 250,000 options to each of the 5 members of the new advisory board. The options vest ratably over a three year period and expire five years from the grant date. Each grant under the Black-Scholes calculation was an exercise price of $0.15, volatility of 92.44%, $0 dividend yield and a risk free rate of 3.71%. A total of $165,000 was recorded to deferred compensation as of June 30, 2008 with a corresponding credit to additional paid in capital.

The following table represents our stock options exercised, and forfeited during the six months ended June 30, 2008.

		Weighted	Weighted
		Average	Average
		Exercise	Remaining	Aggregate
	Number	Price	Contractual	Intrinsic
Stock Options	of Shares	per Share	Term	Value
Outstanding at January 1, 2008	9,733,157	$0.36	2.6661	$0
Granted	1,500,000	$0.15	4.8110	0
Exercised	0	0
Forfeited/expired	3,570,000	0.31	0.0000	0

Outstanding at June 30, 2008	7,663,157	$0.48	3.4302	$0

Exercisable at June 30, 2008	7,091,187	$0.41	2.5587	$0

As of June 30, 2008, there was $513,711 of unrecognized compensation cost, net of estimated forfeitures, related to nonvested stock options, which is expected to be recognized over a weighted average period of approximately 2.2 years.

NOTE 5 - INTANGIBLE ASSET

In April of 2008, the Company purchased all of the stock of Echometrix Inc., in exchange for 300,000 shares of the Company’s common stock. The acquisition resulted in $373 of cash, and the difference between the purchase price and the net assets acquired was recorded as intangible assets, approximately $38,627. (See Note 1).

NOTE 6 - 10% CONVERTIBLE NOTES PAYABLE

During 2005 and 2006, the Company raised capital via a private placement to accredited investors of units (“Units”) consisting of (a) a 10% convertible note and (b) warrants to purchase 10,000 shares of common stock, exercisable at $0.50 per share, for $10,000 per Unit. The convertible notes mature in two years from the date of issue, if not converted earlier. The Notes are currently convertible at any time at the option of the holder into Common Stock at the conversion rate of $0.40 per share. The Company raised a gross amount of $2,895,000 from the offerings. The Company allocated the proceeds received between the debt and the warrant based upon their relative fair values. The resulting discount is accreted over a two year period, the life of the note, using the effective interest method. If the debt is converted earlier than the maturity date, the unamortized amount will be charged to operations at that time. When comparing the fair value of the notes to the note value there was a beneficial conversion feature. This amount was recorded as a discount to the notes and is accreted over the two year life of the note using the effective interest method. For the six months ended June 30, 2008 and 2007, an aggregate of $94,897 and $158,260 was charged to interest expense, respectively.

As reflected on the balance sheet at June 30, 2008 and December 31, 2007, the note value, net of discount, was $811,330, and $2,059,433, respectively. As of June 30, 2008, $1,343,000 of principal was converted into common stock.

Future principal payments under the 10% convertible notes payable as of June 30, 2008 for the next year in the aggregate is:

Year ending	Amount
June 30, 2009	$813,000

NOTE 7- SHORT TERM BRIDGE NOTES PAYABLE

On October 31, 2006 the Company began a private placement to accredited investors of 10% short term promissory notes. These notes are payable the earlier of one year from the issue date or when the Company raises a certain minimum amount in its next qualified financing as defined. The notes bear an interest rate of 10% per annum, payable at the end of the term and the holders received restricted shares of the Company’s common stock equal to the face value of their note. Additionally, these notes are secured by a pledge of the Company’s common stock owned by its Chief Executive Officer.

During the six months ended June 30, 2008, the Company has raised a gross amount of $100,000 from these promissory notes. As of June 30, 2008, a total of $25,000 of the 10% short term promissory notes have been repaid in cash, and $25,000 of principal was converted into the Company’s common stock. For the six months ended June 30, 2008, an aggregate of $34,420 was charged to interest expense.

As reflected on the balance sheet at June 30, 2008 and December 31, 2007, the note value, was $525,000 and $475,000, respectively

NOTE 8 - DUE TO EXECUTIVE STOCKHOLDERS

At June 30, 2008 and December 31, 2007, the Company was indebted to its CEO, William Bozsnyak, in the amounts of $162,719 and $45,719, respectively, for working capital advances made to the Company. For the six months ended June 30, 2008 and 2007, interest expense was charged in the amounts of $4,696 and $31,691, respectively. At June 30, 2008 and December 31, 2007, $157,149 and $107,792 in accrued interest was due to Mr. Bozsnyak, respectively.

The Company also owed Mr. Bozsnyak $20,748 as of June 30, 2008 for travel expenses, computer expenses and legal fees incurred on behalf of the Company. Additionally, at June 30, 2008, Brian O’Connor, a shareholder and director, is owed $4,745 for travel expenses incurred on behalf of the Company.

At June 30, 2008 and December 31, 2007, $379,074 and $170,683, respectively, was owed for unpaid salaries and accrued vacation to Mr. Bozsnyak, Mr. Supinsky, Mr. Caruso and Mr. O’Connor. A total of approximately $51,000 was owed to Mr. Bozsnyak at June 30, 2008 as equity compensation per his employment agreement.

At June 30, 2008 and December 31, 2007, the Company owed $7,500 and $4,366 to the chairman of the audit and compensation committees, who is a shareholder.

NOTE 9 - EQUITY TRANSACTIONS.

On January 3, 2008, the Company issued 277,778 shares of the Company’s restricted common stock upon the conversion of $25,000 of the Company’s 10% convertible notes.

On January 3, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $2,250.

On January 3, 2008, the Company issued 1,250,000 shares of the Company’s restricted common stock as bonuses to employees and directors and are valued at $162,500.

On January 3, 2008, the Company issued 150,000 shares of the Company’s restricted common stock to a marketing and promotions company for services to be rendered in 2008. These shares were valued at the fair market value of $0.21, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.19 per share. A total of $28,500 was charged to operations with a corresponding credit to additional paid in capital.

On January 8, 2008, the Company issued 666,666 shares of the Company’s restricted common stock upon the conversion of $100,000 of the Company’s 10% convertible notes.

On January 8, 2008, the Company issued 105,811 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $8,466.

On January 10, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $3,000.

On January 11, 2008, the Company issued 7,530,001 shares of the Company’s restricted common stock upon the conversion of $692,000 of the Company’s 10% convertible notes.

On January 11, 2008, the Company issued 692,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $55,360.

On January 15, 2008, the Company issued 208,333 shares of the Company’s restricted common stock upon the conversion of $25,000 of the Company’s 10% convertible notes.

On January 15, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $2,000.

On January 17, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $12,500 of the Company’s 10% convertible notes.

On January 17, 2008, the Company issued 12,500 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $1,000.

On January 23, 2008, the Company issued 300,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $24,000.

On January 28, 2008, the Company issued 80,000 shares of the Company’s restricted common stock upon the conversion of $12,000 of the Company’s 10% convertible notes.

On January 28, 2008, the Company issued 12,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $960.

On January 31, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $12,500 of the Company’s 10% convertible notes.

On January 31, 2008, the Company issued 12,500 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $1,000.

On February 1, 2008, the Company issued 357,143 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On February 1, 2008, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $4,000.

On February 5, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On February 5, 2008, the Company issued 12,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $960.

On February 12, 2008, the Company issued 71,429 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On February 13, 2008, the Company issued 1,158,334 shares of the Company’s restricted common stock upon the conversion of $139,000 of the Company’s 10% convertible notes.

On February 14, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On February 14, 2008, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $6,000.

On February 19, 2008, the Company issued 276,190 shares of the Company’s restricted common stock upon the conversion of $40,000 of the Company’s 10% convertible notes.

On February 20, 2008, the Company issued 41,667 shares of the Company’s restricted common stock upon the conversion of $5,000 of the Company’s 10% convertible notes.

On February 21, 2008, the Company issued 41,667 shares of the Company’s restricted common stock upon the conversion of $5,000 of the Company’s 10% convertible notes.

On February 28, 2008, the Company, through a private sale, sold 714,286 shares of its common stock at an exercise price of $.14 per share and received net proceeds of $100,000.

On March 10, 2008, the Company, through a private sale, sold 128,571 shares of its common stock at an exercise price of $.14 per share and received net proceeds of $18,000.

On March 14, 2008, the Company, through a private sale, sold an aggregate of 714,286 shares of its common stock at an exercise price of $.14 per share and received net proceeds of $100,000.

On March 20, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On March 24, 2008, the Company issued 375,000 shares of the Company’s restricted common stock upon the conversion of $45,000 of the Company’s 10% convertible notes.

On March 26, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On March 31, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On April 10, 2008, the Company, issued 1,753,847 shares of its common stock pursuant to a cashless warrant exercise, recording a $146,154 charge to stock compensation expense.

On April 17, 2008, the Company, through a private sale, issued 50,000 shares of its restricted common stock as a result of a promissory note issued for $50,000.

On May 12, 2008, the Company, through a private sale, sold 142,857 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $20,000.

On May 14, 2008, the Company issued 300,000 shares of its common stock as part of the purchase of Echometrix, Inc. (See Note 5) and recorded the net purchase price as goodwill.

On May 20, 2008, the Company, through a private sale, sold 500,000 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $70,000.

On May 28, 2008, the Company, issued 1,275,000 shares of its restricted common stock as part of a legal settlement (See Note 8) and recorded a corresponding charge to the statement of operations of $165,750.

On June 9, 2008, the Company, through a private sale, sold 71,429 shares of its restricted common stock at aprice of $.14 per share and received net proceeds of $10,000.

On June 17, 2008, the Company issued 238,675 shares of the Company’s common stock upon the conversion of $25,000 of the Company’s 10% convertible notes, and accrued interest of approximately $6,000.

On June 30 2008, the Company, through a private sale, sold 41,429 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $5,800.

As of June 30, 2008 the company issued 244,346 shares of the Company’s restricted common stock as payment in kind for interest due from December 2007 through June 2008 on the Company’s 10% convertible notes.

Warrants:

During 2003, as part of its initial sale of its securities to the public, the Company sold Class A warrants, exercisable for five years, to acquire 2,474,000 common shares at $0.75 per share and Class B warrants, exercisable for seven years, to acquire 2,474,000 common shares at $1.75 per share. As additional compensation to the placement agent who placed the Company’s securities, the agent and its designees received rights to acquire 247,000 units of the Company’s securities for $0.985 each for five years. Each unit is comprised of one share of common stock, a warrant to acquire one share of common stock at $0.985 and another warrant to acquire a common share at $2.285 per share. On December 31, 2007, we extended the term to exercise the Class A Warrant from December 31, 2007 to December 31, 2008. The exercise price of the Class A Warrant was lowered from $0.985 to $0.17 per share of our common stock, and we reduced the exercise price of our Class B Warrant from $2.285 to $0.17 per share of our common stock. All other terms and conditions of the Warrants remained the same. Warrants to acquire 172,800 shares of the Company’s common stock at $0.30 per share were issued to a placement agent exercisable for five years as part of his compensation for his services in the Company’s private placement of its securities in 2004. On December 31, 2007, we extended the term to exercise the Class A Warrant from December 31, 2007 to July 31, 2008. The exercise price of the Class A Warrant was lowered from $0.75 to $0.17 per share of our common stock, and we reduced the exercise price of our Class B Warrant from $1.50 to $0.22 per share of our common stock. All other terms and conditions of the Warrants remained the same and became effective on June 11, 2008 when the Company received a Notice of Effectiveness from the Securities and Exchange Commission.

During 2005 and 2006, the Company raised capital via a private placement to accredited investors of units (“Units”), each Unit consisting of (a) a 10% convertible note with the original principal amount of $10,000 and (b) warrants to purchase 10,000 shares of common stock, exercisable at $0.50 per share, for $10,000 per Unit.

For the six months ended June 30, 2008, 1,331,811 of warrants were exercised for total proceeds of approximately $109,000.

NOTE 10 - COMMITMENTS AND CONTINGENCIES.

Legal Proceedings

Joseph Carrizzo

During the first quarter of 2007, Joseph Carrizzo resigned as the Company’s President and a director. The Company attempted to negotiate the terms of a separation agreement with Mr. Carrizzo. On March 20, 2007, the Company received a letter from Mr. Carrizzo in which he formally advised the Company that he was terminating his employment as a result of the Company’s alleged material breach of his employment agreement. The Company contends that Mr. Carrizzo voluntarily terminated his employment with the Company.

On May 22, 2008, a settlement agreement was reached between the Company and Mr. Carrizzo, whereby the Company has agreed to pay Mr. Carrizzo $150,000 and issue 1,275,000 of the Company’s restricted common shares in full and complete settlement of all monetary and non-monetary claims by Mr. Carrizzo. Mr. Carrizzo turned in and the Company terminated 3,270,000 options as part of the settlement. A cash payment of $10,000 was made immediately upon execution of the settlement agreement and $5,000 per month commencing thirty days after the initial payment is due until the full amount is paid. If the Company raises $500,000 in additional equity financing in a single transaction, a one time accelerated payment of $20,000 is to be made to Mr. Carrizzo. If the Company raises an additional $500,000 in a single transaction, an additional $20,000 accelerated payment is to be made. . The common shares payment was delivered in two stock certificates on May 28, 2008. The first 625,000 shares issued are restricted until such time as when the Company files a registration statement that is declared effective by the SEC. The second payment of 650,000 common shares are subject to the first stipulation and have an additional legend that prohibits their resale prior to March 1, 2009.

Charles Davis

On May 23, 2008, the Company responded to a letter dated May 22, 2008 and sent a notification to return all personal and intellectual property belonging to the Company from the former Chief Technology Officer, Charles Davis. The Company maintains that Mr. Davis has no independent rights or claims to use technology owned and developed by SearchHelp, Inc and Echometrix. The Company maintains that Mr. Davis is in violation of his confidentiality obligations and has demanded all records, software and data owned by SearchHelp, Inc and subsidiaries to be returned to the Company immediately.

NOTE 11 - SUBSEQUENT EVENTS.

On July 11, 2008, the Company issued 70,000 shares of its restricted common stock as a result of a promissory note issued, and received net proceeds of $35,000.

On July 25, 2008, the Company issued 400,000 shares of it s restricted common stock as a result of a promissory note issued, and received  net proceeds of $200,000.

Item 2. Management's Discussion and Analysis.

The following is a discussion of our results of operations and current financial position. This discussion should be read in conjunction with our unaudited consolidated financial statements and related notes included elsewhere in this report, as well as our audited consolidated financial statements and related notes included in our Annual Report on Form 10-KSB for the year ended December 31, 2007.

As used in this quarterly report on Form 10-Q, references to the “Company,” “we,” “us,” “our” or similar terms include SearchHelp, Inc. and its consolidated subsidiaries.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed below or elsewhere in this quarterly report may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. We make such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company's views and assumptions based on information currently available to management. Such views and assumptions are based on, among other things, the Company's operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, (a) the Company's ability to secure necessary capital in order to continue to operate (b) the Company's ability to complete and sell its products and services, (c) the Company's ability to achieve levels of sales sufficient to cover operating expenses, (d) prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the Company's products and services, (e) regulatory or legal changes affecting the Company's business and (f) the effectiveness of the Company's relationships in the parental control and monitoring software and services, and imaging products business.

General

The Company's business consists principally of the development, sale and distribution of parental control and monitoring software and services and imaging products.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the financial statements, the Company incurred net losses of $2,038,656 and $2,612,658 for the six months ended June 30, 2008 and 2007, respectively. In addition, the Company has negative working capital of $3,032,552 and an accumulated deficit of $19,201,175 at June 30, 2008.

These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses. The plan includes, among other things, focusing on on-line sales of the parental control software, and concentrating on the new Echometrix division.

The Company has been successful in raising financing from equity and debt transactions. During the six months ended June 30, 2008, the Company raised approximately $538,000 from the private placement of common stock and warrants, and issuance of short term bridge notes payable. A total of $1,343,000 of the 10% short term promissory notes have been converted into the Company’s Common Stock.

During the six month period ending June 30, 2008, the Company focused on three primary operating priorities:

•
Product Design and Delivery. We continue to improve and enhance the functionality of our Sentry software. February 1, 2008 the Company released the latest version of its Sentry Product which was totally rebuilt during 2007. With the new rebuilt Sentry product, our technical staff has identified several new products and services that the Company plans to launch during 2008. These new products will broaden the Company’s product line and customer base.

We repackaged the new Sentry product and created additional products versions, each having a different price point. We are reintroducing the Sentry product to non-consignment retailers. In addition, the Company will launch numerous online sales campaigns for back to school through the end of this fiscal year. The Company has not, up until this point, concentrated resources to online sales. Management believes that its new online campaign scheduled to start in late August will show an improvement in sales.

The Company recently announced its intent to commercialize its Echometrix technology developed by the Company that it believes could provide advertisers and marketers the ability to analyze natural language expression and sentiment in real-time of digital content, such as blogs, emails, and uniquely instant messaging and mobile text messaging. This automated ability to ascertain emotional context in digital content has widespread uses and implications in the evolving marketing and media landscape.

The Company also recently announced the formation of an advisory board for the Echometrix division, with six industry experts that will be instrumental to validate the new technology, as well as assist in identifying various channels to commercialize this product. The Company spent part of 2007 and the first six months of 2008 developing the Echometrix Technology. The remainder of 2008 will be spent signing beta users and prepare for Echometrix version 2.0 which is expected to be completed early in Q1 2009. At that time, the Company believes that Echometrix will be in a position to generate significant revenue.

•
Raising Awareness in the Marketplace. We began a concerted effort to increase advertising and promotion in order to foster awareness of the Sentry product line in the marketplace. The Company has been pursuing OEM relationships, radio and television ads, infomercial and other promotional videos, increasing product give-aways, and increasing the level of direct mail and Internet advertising.

•
Addressing the Company's liquidity and capital needs. Since inception, the Company has not generated any significant cash flows from operations. Therefore, the Company has funded its operations by issuing notes and by selling common stock and preferred stock. Management has determined that the Company will require additional capital in order to fully exploit the market for its products and services. During the six months ended June 30, 2008, the Company raised approximately $538,000 from the private placement of common stock and warrants, and issuance of short term bridge notes payable. A total of $1,343,000 of the 10% short term promissory notes have been converted into the Company’s Common Stock. See – Liquidity and Capital Resources.

Results of Operations

Comparison of the Results for the Three Months Ended June 30, 2008 and 2007

During the second quarter of 2008, the Company had revenues of $8,220, net of discounts, from sales of software products.  The cost of these sales totaled $4,734 and the gross profit was $3,486.  The Company’s net loss was $1,141,378, of which $1,047,922 was the loss from operations.

Revenue for the three months ended June 30, 2008 and 2007 was $8,220 and $18,441, respectively, a decrease of $10,221 and is reflective of the Company’s focus to on-line sales in the current period, compared to various distribution channels for its software product line in the comparative prior period. Accordingly, gross profit increased as a percentage by 23% due to the Company’s focus on more on-line sales in the current period, resulting in lower cost of sales such as commissions and freight for the three months ended June 30, 2008 from the comparable period of the prior year.

The Company’s compensation costs increased for the three months ended June 30, 2008 from the comparable period of the prior year. Compensation costs (which include salaries, taxes and benefits and share-based compensation), included in general and administrative expenses, totaled $785,953 and $402,300 for the months ended June 30, 2008 and 2007, respectively, an increase of $383,653 which is primarily attributable to the legal settlement with the Company’s former President of $315,000 in May of 2008. Offsetting the increase in compensation costs was a decrease in legal fees of approximately $139,000 from the three months ended June 30, 2008 compared to the three months ended June 30, 2007. The remaining decrease was attributable to the Company’s overall effort to reduce costs.

Depreciation and amortization expense decreased by $46,848, for the three months ended June 30, 2008 from the comparable period of the prior year. The decrease in depreciation and amortization reflects the Company’s write off of intangible assets at December 31, 2007.

Interest expense for the three months ended June 30, 2008 and 2007 was $67,911 and $248,852, respectively, a decrease of $180,941. This decrease in interest expense is a result of the decrease in the aggragate total of convertible notes and bridge notes outstanding due to noteholders converting debt into Company stock. Convertible notes and bridge notes outstanding totaled $813,000 and $2,950,000 at 30, 2008 and 2007, respectively. Included in interest expense is the recognition of amortization expense on the beneficial conversion feature of the convertible notes and the discount related to the value of the warrants which totaled approximately $18,000 and $165,000 for the three months ended 30, 2008 and 2007, respectively, a decrease of $147,000.

Comparison of the Results for the Six Months Ended June 30, 2008 and 2007

During the first half of 2008, the Company had revenues of $83,872, net of discounts, from sales of software products.  The cost of these sales totaled $36,597.  Gross profit was $55,495.  The Company’s net loss was $2,038,656, of which $1,768,730 was the loss from operations.

Revenue for the six months ended June 30 2008 and 2007 was $92,092 and $73,145, respectively, an increase of $18,947 and is reflective of the Company’s sale in the current period to an overseas distributor for approximately $50,000. The remaining sales in the current period were on-line sales of the Company’s software product line, whereas the prior comparative period ended June 30, 2007 were primarily attributable to sales of the product line through various distribution channels. Accordingly, gross profit increased $16,687 for the six months ended 30, 2008 from the comparable period of the prior year as a result of the higher margins generated by the sale of software products, and a greater focus on on-line sales in the current period.

The Company’s compensation costs increased for the six months ended June 30, 2008 from the comparable period of the prior year. Compensation costs (which include salaries, taxes and benefits and share-based compensation), included in general and administrative expenses, totaled $1,227,825 and $876,652 for the sixmonths ended June 30, 2008 and 2007, respectively, an increase of $351,173 which is directly attributable to the legal settlement of $315,000 with the Company’s former President. Offsetting the compensation increase is a decrease in legal, consulting and software development costs of approximately $267,000 from the six months ended June 30, 2008 compared to the prior six months ended June 30, 2007. This was a result of the company’s defense of several legal proceedings in 2007. The remaining decrease is a result of the Company’s overall effort to reduce costs.

Depreciation and amortization expense decreased by $132,934, for the six months ended June 30, 2008 from the comparable period of the prior year. The decrease in depreciation and amortization reflects the Company’s write off of intangible assets at December 31, 2007.

Interest expense for the six months ended June 30, 2008 and 2007 was $197,767 and $553,013, respectively, a decrease of $355,246. This decrease in interest expense is a result of the decrease in the aggregate total of convertible notes and bridge notes outstanding due to noteholders converting debt into Company stock. Convertible notes and bridge notes outstanding totaled $813,000 and $2,950,000 at 30, 2008 and 2007, respectively. Included in interest expense is the recognition of amortization expense on the beneficial conversion feature of the convertible notes and the discount related to the value of the warrants which totaled approximately $95,000 and $324,000 for the six months ended 30, 2008 and 2007, respectively, a decrease of $229,000. Additionally, included in interest expense, for the six months ended June 30, 2007, is approximately $65,000 for amortization of the discount related to the Company’s 10% short term promissory notes.

Liquidity and Capital Resources

The Company's liquidity and capital needs relate primarily to working capital and other general corporate requirements. To date, the Company has funded its operations with stockholder loans and by issuing notes and by the sale of common and preferred stock.

Since inception, the Company has not generated any significant cash flows from operations. At June 30, 2008, the Company had cash and cash equivalents of $304 and a working capital deficiency of $3,032,553. Net cash used in operating activities for the six months ended June30, 2008 was $811,661. If the Company does not generate sufficient revenues from the sales of its products in an amount necessary to meet its cash needs, the Company would need additional financing to continue to operate. As the Company increases sales from its products and services, the Company expects to increase cash flows from operations.

Net cash used in investing activities for the six months ended June 30, 2008 was $67,303 and is attributable to costs related to capitalized software development.

Net cash provided from financing activities was $874,447 for the six months ended June 30, 2008. Cash flow from financing activities was primarily derived from the sale of the Company’s sale of common stock and warrants, and issuance of short term bridge notes payable approximating $538,000.

During 2005 and 2006, the Company raised capital via a private placement to accredited investors of units (“Units”) consisting of (a) a 10% convertible note and (b) warrants to purchase 10,000 shares of common stock, exercisable at $0.50 per share, for a purchase price of $10,000 per Unit. The convertible notes mature in two years from the date of issue, if not converted earlier. The Notes are currently convertible at any time at the option of the holder into Common Stock at the conversion rate of $0.40 per share. As of June 30, 2008, the Company raised a gross amount of $2,895,000 from the offerings. As of June 30, 2008, $2,082,000 principal amount of the 10% convertible notes was converted into common stock or repaid.

Additionally, on October 31, 2006 the Company began a private placement to accredited investors of 10% short term promissory notes. These notes are payable the earlier of one year from the issue date or when the Company raises $1,000,000 in its next qualified financing as defined. The notes bear an interest rate of 10% per annum, payable at the end of the term and the holders also received restricted shares of the Company’s Common Stock equal to the face value of their note. The notes are secured by a pledge of the Company’s common stock owned by its Chief Executive Officer. As of June 30, 2008, the Company has raised a total gross amount of $785,000, from these notes. As of June 30, 2008, a total of $310,000 of the 10% short term promissory notes have been converted into preferred stock.

During the six months ended June 30, 2008, the Company sold an aggregate of 2,321,579 shares of its restricted common stock at a price of $.14 per share, receiving proceeds totaling $324,000.

While the Company has been successful in raising financing from equity and debt transactions as mentioned above, we are dependent on improved operating results and raising additional funds over the next twelve month period. There are no assurances that we will be able to raise additional funding. In the event that we are unable to generate sufficient cash flow or receive proceeds from offerings of debt or equity securities, the Company may be forced to curtail or cease its activities.

Research and Development

Research and development costs are generally expensed as incurred. In accordance with the provisions of SFAS No. 86, "Accounting for the costs of computer software to be sold or otherwise marketed", software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. For the six months ended June 30, 2008, the Company capitalized approximately $67,000 of software development costs. At December 31, 2007 the Company wrote off approximately $271,000 of unamortized prior software development costs. Software development costs are amortized on a straight line basis over the estimated useful life of three years. Amortization expense for the six months ended June 30, 2008 and 2007 was $8,715 and $126,269, respectively.

The Company continually strives to enhance and improve the functionality of its software products. As such all new programming must be tested, even if it is only a small component of a larger existing element of the software, before being released to the public. Testing is an ongoing process and generally occurs in three areas. First, upgrades and enhancements are done on a continual basis to prolong the lifecycle of the products and as new enhancements and upgrades are completed, each item must be tested for performance and function. Testing is also performed to assure that new components do not adversely affect existing software. Finally, as with all software, testing must assure compatibility with all third party software, new operating systems and new hardware platforms.

Other Accounting Policies:

Refer to the Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with SEC for a listing of all such accounting principles.

Item 3. Market Risk

Internet technology, software applications and related infrastructure are rapidly evolving. Our ability to compete depends on the continuing development of our technologies and products. There is no assurance that the Company will be able to keep pace with technological advances or that our products will not become obsolete. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

There is no assurance that the Company’s intent to commercialize its sentiment analysis technology will scale and there can be no assurance that others might not already have this technology or enter this market and gain significant market share.

Item 4T. Controls and Procedures.

Internal Controls

(a)  Evaluation of Disclosure Controls and Procedures. The Company maintains controls and procedures designed to ensure that information required to be disclosed in the reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission. The Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) as of June 30, 2008 and have concluded that, as of such date, our disclosure controls and procedures were effective to provide reasonable assurance that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported with the time periods specified in the Commission's rules and forms.

(b)  Changes in Internal Controls. There were no significant changes in our internal controls over financial reporting that occurred during the three month period ended June 30, 2008, that have materially affected, or are reasonably like to materially affect, our internal controls over financial reporting.

The Company's management, including the Chief Executive Officer and the Chief Financial Officer, does not expect that the Company's disclosure controls or the Company's internal controls will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Because of the inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and may not be detected. We will conduct periodic evaluations of our internal controls to enhance, where necessary, our procedures and controls.

PART II

Item 1. Legal Proceedings.

Joseph Carrizzo

During the first quarter of 2007, Joseph Carrizzo resigned as the Company’s President and a director. The Company attempted to negotiate the terms of a separation agreement with Mr. Carrizzo. On March 20, 2007, the Company received a letter from Mr. Carrizzo in which he formally advised the Company that he was terminating his employment as a result of the Company’s alleged material breach of his employment agreement. The Company contends that Mr. Carrizzo voluntarily terminated his employment with the Company.

On May 22, 2008, a settlement agreement was reached between the Company and Mr. Carrizzo, whereby the Company has agreed to pay Mr. Carrizzo $150,000 and issue 1,275,000 of the Company’s restricted common shares in full and complete settlement of all monetary and non-monetary claims by Mr. Carrizzo. Mr. Carrizzo turned in and the Company terminated 3,270,000 options as part of the settlement A cash payment of $10,000 was made immediately upon execution of the settlement agreement and $5,000 per month commencing thirty days after the initial payment is due until the full amount is paid. If the Company raises $500,000 in additional equity financing, in a single transaction, a one time accelerated payment of $20,000 is to be made to Mr. Carrizzo. If the Company raises an additional $500,000 in a single transaction, an additional $20,000 accelerated payment is to be made. The common shares payment was delivered in two stock certificates on May 28, 2008. The first 625,000 shares issued are restricted until such time as when the Company files a registration statement that is declared effective by the SEC. The second payment of 650,000 common shares are subject to the first stipulation and have an additional legend that prohibits their resale prior to March 1, 2009.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

On April 17, 2008, the Company, through a private sale, issued 50,000 shares of its restricted common stock as a result of a promissory note issued for net proceeds of $50,000.

On May 12, 2008, the Company, through a private sale, sold 142,857 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $20,000.

On May 20, 2008, the Company, through a private sale, sold 500,000 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $70,000.

On June 9, 2008, the Company, through a private sale, sold 71,429 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $10,000.

On July 11, 2008, the Company issued 70,000 shares of its restricted common stock as a result of a promissory note issued, and received net proceeds of $35,000.

On July 25, 2008, the Company issued 400,000 shares of its restricted common stock as a result of a promissory note issued, and received net proceeds of $200,000.

The above shares of common stock were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act.

Item 3. Defaults upon Senior Securities.

NONE

Item 4. Submission of Matters to a Vote of Securities Holders.

NONE

Item 5. Other Information.

NONE

Item 6. Exhibits and Reports on Form 8-K.

(a) Exhibits

31.1 Certification of Chief Executive Officer pursuant to Section 302 of The Sarbanes-Oxley Act of 2002.

31.2 Certification of and Chief Financial Officer pursuant to Section 302 of The Sarbanes-Oxley Act of 2002.

32.1 Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002.

32.2 Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of Sarbanes-Oxley Act.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SearchHelp, Inc.
(Registrant)

By:	/s/ Erica Zalbert
Erica Zalbert, Chief Financial Officer

Date: August 13, 2008

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation (the “Certificate”) provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the “DGCL”), the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director’s duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 25: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Not applicable.

ITEM 26: RECENT SALES OF UNREGISTERED SECURITIES

On July 25, 2008, the Company issued 400,000 shares of it s restricted common stock as a result of a promissory note issued, and received net proceeds of $200,000.

On July 11, 2008, the Company issued 70,000 shares of its restricted common stock as a result of a promissory note issued, and received net proceeds of $35,000.

On June 9, 2008, the Company, through a private sale, sold 71,429 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $10,000.

On May 20, 2008, the Company, through a private sale, sold 500,000 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $70,000.

On May 12, 2008, the Company, through a private sale, sold 142,857 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $20,000.

On April 17, 2008, the Company, through a private sale, issued 50,000 shares of its restricted common stock as a result of a promissory note issued for net proceeds of $50,000.

On March 31, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On March 26, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On March 24, 2008, the Company issued 375,000 shares of the Company’s restricted common stock upon the conversion of $45,000 of the Company’s 10% convertible notes.

On March 20, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On March 14, 2008, the Company, through a private sale, sold an aggregate of 714,286 shares of its common stock at an exercise price of $.14 per share and received net proceeds of $100,000.

On March 10, 2008, the Company, through a private sale, sold 128,571 shares of its common stock at an exercise price of $.14 per share and received net proceeds of $18,000.

On February 28, 2008, the Company, through a private sale, sold 714,286 shares of its common stock at an exercise price of $.14 per share and received net proceeds of $100,000.

On February 21, 2008, the Company issued 41,667 shares of the Company’s restricted common stock upon the conversion of $5,000 of the Company’s 10% convertible notes.

On February 20, 2008, the Company issued 41,667 shares of the Company’s restricted common stock upon the conversion of $5,000 of the Company’s 10% convertible notes.

On February 19, 2008, the Company issued 276,190 shares of the Company’s restricted common stock upon the conversion of $40,000 of the Company’s 10% convertible notes.

On February 14, 2008, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $6,000.

On February 14, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On February 13, 2008, the Company issued 1,158,334 shares of the Company’s restricted common stock upon the conversion of $139,000 of the Company’s 10% convertible notes.

On February 12, 2008, the Company issued 71,429 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On February 5, 2008, the Company issued 12,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $960.

On February 5, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On February 1, 2008, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $4,000.

On February 1, 2008, the Company issued 357,143 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On January 31, 2008, the Company issued 12,500 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $1,000.

On January 31, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $12,500 of the Company’s 10% convertible notes.

On January 28, 2008, the Company issued 12,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $960.

On January 28, 2008, the Company issued 80,000 shares of the Company’s restricted common stock upon the conversion of $12,000 of the Company’s 10% convertible notes.

On January 23, 2008, the Company issued 300,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $24,000.

On January 17, 2008, the Company issued 12,500 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $1,000.

On January 17, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $12,500 of the Company’s 10% convertible notes.

On January 15, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $2,000.

On January 15, 2008, the Company issued 208,333 shares of the Company’s restricted common stock upon the conversion of $25,000 of the Company’s 10% convertible notes.

On January 11, 2008, the Company issued 692,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $55,360.

On January 11, 2008, the Company issued 7,530,001 shares of the Company’s restricted common stock upon the conversion of $692,000 of the Company’s 10% convertible notes.

On January 10, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $3,000.

On January 8, 2008, the Company issued 105,811 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $8,466.

On January 8, 2008, the Company issued 666,666 shares of the Company’s restricted common stock upon the conversion of $100,000 of the Company’s 10% convertible notes.

On January 3, 2008, the Company issued 150,000 shares of the Company’s restricted common stock to a marketing and promotions company for services to be rendered in 2008. These shares were valued at the fair market value of $0.21, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.19 per share. A total of $28,500 was charged to operations with a corresponding credit to additional paid in capital.

On January 3, 2008, the Company issued 277,778 shares of the Company’s restricted common stock upon the conversion of $25,000 of the Company’s 10% convertible notes.

On January 3, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $2,250.

On January 3, 2008, the Company issued 1,250,000 shares of the Company’s restricted common stock as bonuses to employees and directors.

On December 27, 2007, the Company issued 187,500 shares of the Company’s restricted common stock upon the conversion of $30,000 of the Company’s 10% convertible notes.

On December 18, 2007, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $7,000.

On December 18, 2007, the Company issued 357,143 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On December 14, 2007, the Company issued 812,500 shares of the Company’s restricted common stock upon the conversion of $130,000 of the Company’s 10% convertible notes.

On December 12, 2007, the Company issued 2,397,497 shares of the Company’s restricted common stock upon the conversion of $330,000 of the Company’s 10% convertible notes.

On December 10, 2007, the Company issued 140,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $17,800.

On December 5, 2007, the Company issued 102,978 shares of the Company’s restricted common stock as payment in kind for interest due for the month of October 2007 on the Company’s 10% convertible notes.

On November 8, 2007, the Company issued 66,667 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On October 5, 2007, the Company issued 74,825 shares of the Company’s restricted common stock as payment in kind for interest due for the month of September 2007 on the Company’s 10% convertible notes.

On September 11, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 954,200 shares of the Company’s common stock at an exercise price of $.20 per share and received net proceeds of $250,000. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The fair value of the warrants of $152,672 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $152,672 were recorded against additional paid-in capital.

On September 7, 2007, the Company issued 1,196,742 restricted common shares and 105,057 shares of Series A 7% Convertible Preferred Stock to the CEO in satisfaction of loans made to the Company of $550,500. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. An entry was made to reduce loans payable to shareholder for $550,500 with a corresponding credit to common stock, preferred stock and additional paid in capital.

On September 5, 2007, the Company issued 79,958 shares of the Company’s restricted common stock as payment in kind for interest due for the month of August 2007 on the Company’s 10% convertible notes.

On August 25, 2007, the Company retired 125,000 shares of the Company’s common stock for $10,000 as part of the Settlement Agreement and Mutual Release with AmberAlertAgent Development Co., LLC.

On August 5, 2007, the Company issued 80,977 shares of the Company’s restricted common stock as payment in kind for interest due for the month of July 2007 on the Company’s 10% convertible notes.

On July 31, 2007, the Company, through a private sale, sold an aggregate of 384,615 shares of the Company’s restricted common stock and warrants to purchase an aggregate of 384,615 shares of the Company’s common stock at an exercise price of $.26 per share and received net proceeds of $100,000. The exercise price of the warrants approximates the net cost of the common stock received.

On July 13, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 954,200 shares of the Company’s common stock at an exercise price of $.20 per share and received net proceeds of $250,000. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The fair value of the warrants of $200,382 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $200,382 were recorded against additional paid-in capital.

On July 5, 2007, the Company issued 62,820 shares of the Company’s restricted common stock as payment in kind for interest due for the month of June 2007 on the Company’s 10% convertible notes.

On June 5, 2007, the Company issued 53,401 shares of the Company’s restricted common stock as payment in kind for interest due for the month of May 2007 on the Company’s 10% convertible notes.

On June 1, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of the Series A 7% Convertible Preferred Stock and received net proceeds of $250,000.

On May 16, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of the Series A 7% Convertible Preferred Stock and received net proceeds of $250,000.

On May 10, 2007, the Company issued 41,317 shares of the Company’s restricted common stock as payment in kind for interest due for the month of April 2007 on the Company’s 10% convertible notes.

On April 10, 2007, the Company issued 36,310 shares of the Company’s restricted common stock as payment in kind for interest due for the month of March 2007 on the Company’s 10% convertible notes.

On March 9, 2007, the Company issued an aggregate of 13,736 shares of the Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 34,340 shares of the Company’s common stock at an exercise price of $.26 per share in satisfaction of bridge loans and accrued interest totaling $35,988.

On March 8, 2007, the Company issued 29,929 shares of the Company’s restricted common stock as payment in kind for interest due for the month of February 2007 on the Company’s 10% convertible notes.

On March 5, 2007, the Company issued 50,000 shares of the Company’s restricted common stock upon the conversion of $20,000 of the Company’s 10% convertible notes.

On February 20, 2007, the Company, through a private sale, sold an aggregate of 190,840 shares of the Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 477,100 shares of the Company’s common stock at an exercise price of $.26 per share and received net proceeds of $500,000.

On February 12, 2007, the Company issued 42,409 shares of the Company’s restricted common stock as payment in kind for interest due for the month of January 2007 on the Company’s 10% convertible notes.

On February 9, 2007, the Company issued 10,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.43, less an approximate 10% discount (due to the restriction) or at $0.39 per share.

On February 7, 2007 and February 8, 2007, the Company, through a private sale, sold an aggregate of 209,924 shares of its Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 524,810 shares of the Company’s common stock at an exercise price of $.26 per share and received net proceeds of $550,000.

On January 29, 2007, warrants were issued to a consultant to acquire 900,000 shares of the Company’s common stock at $0.47 per share, exercisable for five years . The warrants vest in three equal amounts of 300,000 warrants on each of the following dates January 29, 2008, January 29, 2009 and January 29, 2010 provided that the consultant is still retained by the Company.

On January 29, 2007, warrants were issued to a consultant to acquire 1,000,000 shares of the Company’s common stock at $0.47 per share. The warrants vest when the consultant has achieved $2,000,000 in net direct and indirect sales, as defined, in any one calendar year provided that the consultant is still retained by the Company.

On January 12, 2007, the Company issued 44,960 shares of the Company’s restricted common stock as payment in kind for interest due for the month of December 2006 on the Company’s 10% convertible notes.

On December 29, 2006, a warrant was issued to an individual to acquire 200,000 shares of the Company’s common stock at $0.27 per share exercisable for five years as part of the compensation for services rendered in connection providing access and introductions to various retail channels for the Company’s products. This warrant was valued at $32,000, the fair value of warrant at the date of issue estimated using the Black-Scholes pricing model.

On December 29, 2006, the Company issued 75,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.27, less an approximate 10% discount (due to the restriction) or at $0.24 per share.

On December 29, 2006, options to acquire an aggregate of 200,000 shares of common stock were granted to a director, at an exercise price of $0.28. These options were issued at the closing price of our common stock on the date of grant.

On December 27, 2006, the Company issued 6,400 restricted common shares to a marketing firm in exchange for services. These shares were valued at the fair market value of $0.28, less an approximate 10% discount (due to the restriction) or at $0.25 per share.

On December 6, 2006, the Company issued 45,122 shares of the Company’s restricted common stock as payment in kind for interest due for the month of November 2006 on the Company’s 10% convertible notes.

On November 16, 2006, the Company issued 37,000 shares of the Company’s restricted common stock as payment in kind for interest due for the month of October 2006 on the Company’s 10% convertible notes.

On November 15, 2006, the Company issued 25,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.30, less an approximate 10% discount (due to the restriction) or at $0.27 per share.

On November 8, 2006, the Company issued 50,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.33, less an approximate 10% discount (due to the restriction) or at $0.30 per share.

On November 2, 2006, the Company issued 100,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.37, less an approximate 10% discount (due to the restriction) or at $0.33 per share.

On October 31, 2006, the Company issued 25,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.36, less an approximate 10% discount (due to the restriction) or at $0.32 per share.

On October 30, 2006, options to acquire an aggregate of 50,000 shares of common stock were granted to an employee under the SearchHelp, Inc. 2004 Stock Plan (“Plan”), at an exercise price of $0.36. These options were issued at the closing price of our common stock on the date of grant.

On October 4, 2006, the Company issued 26,847 shares of the Company’s restricted common stock as payment in kind for interest due for the month of September 2006 on the Company’s 10% convertible notes.

On September 8, 2006, options to acquire an aggregate of 230,000 shares of common stock were granted to two employees under the SearchHelp, Inc. 2004 Stock Plan (“Plan”), at an exercise price of $0.33. These options were issued at the closing price of our common stock on the date of grant.

On August 25, 2006, the Company issued 50,000 restricted common shares to a marketing services firm in exchange for consulting services. These shares were valued by using the fair value of goods or services received and have a value of $16,500.

On August 21, 2006, the Company granted to a technology consultant an option to purchase 900,000 shares of the Company’s common stock at a purchase price of $0.35 per share. This option will fully vest in three years and has an option life of five years.

On June 6, 2006, the Company issued 20,295 restricted common shares to a legal firm in exchange for services. These shares were valued by using the fair value of goods or services received and have a value of $7,306.

On May 23, 2006, a warrant was issued to a placement agent to acquire 85,400 common shares at $0.50 per share exercisable for three years as part of the compensation for services rendered in the Company’s private placement of its securities in the December 19, 2005 private placement. This warrant was valued at $19,642, the fair value of warrant at the date of issue estimated using the Black-Scholes pricing model.

On May 5, 2006, the Company issued 5,608 restricted common shares to a legal firm in exchange for services. These shares were valued by using the fair value of goods or services received and have a value of $2,019.

On May 2, 2006, the Company appointed a Chief Financial Officer. As part of the employment agreement, an option was granted to purchase 900,000 shares of the Company’s common stock at a purchase price of $0.38 per share. This option will fully vest in three years and has an option life of five years.

On May 2, 2006, a warrant was issued to an executive recruiter to acquire 40,244 shares of the Company’s common stock at $0.41 per share exercisable for five years was issued as part of the compensation for services rendered in connection with the Company’s recruitment efforts. This warrant was valued by using the fair value of goods or services received and have a value of $16,500.

On April 7, 2006, the Company issued 38,366 restricted shares of its common stock at a purchase price of $0.405 per share to a legal firm for services rendered. These shares were valued by using the fair value of goods or services received and have a value of $15,538.

On March 10, 2006, the Company issued 600,000 of common stock to William Bozsnyak, our Chief Executive Officer, in repayment of $180,000 loan made to us. The share price was $.30, a discount to the market price, reflecting the restricted nature of such shares.

On March 6, 2006, the Company issued 17,483 shares of common stock for legal services rendered in conjunction with a lawsuit. The share price was calculated using the market value of $0.55 discounted by 10%.

On December 7, 2005, options to acquire an aggregate of 100,000 shares of common stock were granted to an employee under the SearchHelp, Inc. 2004 Stock Plan (“Plan”), at an exercise price of $.39. These options were issued at the average of the bid and ask of our common stock on the date of grant.

On December 2, 2005, the Company issued Summit Trading Inc., an investor relations company, 300,000 shares of SearchHelp common stock as part of a settlement agreement. The market value of the stock was $0.40 on the date of issuance.

On November 21, 2005, a transferee from Environmental Commercial Technology Corporation (“ECT”) exercised ECT’s warrant to purchase 575,000 shares of our common stock on a cashless basis at an exercise price of $0.03 per share and, as a result, we issued the transferee 539,796 shares of common stock.

On November 4, 2005, the Company concluded an exchange agreement with Amber Alert Agent, Inc., (“AAA”) and AAA’s former stockholders. We issued 1,500,000 shares of our common stock in exchange for 100% of AAA capital stock. A value of $0.25 per share of SearchHelp common stock was used to value the purchase at $375,000. The stock is being held in escrow until the delivery of product and services are made to us.

On October 25, 2005, BioNeutral Laboratories Corporation USA, the parent company of ECT, exercised its warrant for 1,725,000 million shares of our common stock on a cashless basis at an exercise price of $0.12 per share and we issued 1,097,727 shares of common stock.

On September 26, 2005, options to acquire an aggregate of 100,000 shares of common stock were granted to an employee under the Plan, at an exercise price of $.46. These options were issued at the average of the bid and ask of our common stock on the date of grant.

On September 15, 2005, the Company hired a communications company on a month to month basis to provide strategic planning and marketing. We issued the communications company an option to purchase 100,000 shares of our common stock at an exercise price of $0.51. This option vested 50% immediately, with the remaining 50% vesting in one year, and has an option life of five years.

On June 15, 2005, the Company hired a public relations firm to provide services. The firm was paid $500 and issued 130,000 shares of our common stock. We recorded this transaction at a value of $40,325.

On July 12, 2005, we began a private placement to accredited investors of units (“Units”), consisting of (a) a 10% convertible note and (b) warrants to purchase 10,000 shares of common stock, par value $0.0001 per share exercisable at $0.50 per share, for $10,000 per Unit. The Notes are currently convertible at any time at the option of the holder into Common Stock at the conversion rate of $0.40 per share. We closed this offering on December 8, 2005 and began a new offering on December 19, 2005, offering the same securities on substantially the same terms as the prior offering. As of June 5, 2007 and December 31, 2006 we have raised the gross amount of $2,895,000, from the combined offerings.

On June 8, 2005, the Company issued 4,000,000 shares of common stock in connection with its acquisition of E-Top-Pics, Inc. We recorded $1,000,000 for the value of the purchase using $ .25 per share.

On June 8, 2005, Brian O’Connor signed an employment agreement with us. Mr. O’Connor received an option to purchase 1,000,000 shares of our common stock at a purchase price of $.20 per share.

On May 10, 2005, the Company sold 860,000 common shares in a private sale to an accredited buyer at a purchase price of $.25 per share.

On May 1, 2005, Mr. Bozsnyak signed a new employment agreement with us. Mr. Bozsnyak received an option to purchase 1,000,000 shares of our common stock at a purchase price of $.20 per share. These options have a life of 5 years and vest equally over 3 years.

On April 26, 2005, Joseph Carrizzo, signed a three-year employment agreement with us. Mr. Carrizzo received an option to purchase 3,000,000 shares of our common stock at a purchase price of $.20 per share. These options will fully vest over three years and will expire in five years.

On April 21, 2005 management granted Mr. Carrizzo an option to purchase 500,000 shares of our common stock at a purchase price of $.27 for business and marketing services previously rendered by him outside his role as a director. These options have a life of 5 years.

On April 21, 2005, options were granted to a director to purchase 60,000 shares of our common stock at a purchase price of $.27 per share. These options will fully vest over four years and will expire in five years.

On April 21, 2005, options to purchase 360,000 shares of our common stock were granted under the Plan to employees, at a purchase price of $.27 per share. These options vest over a four year period and have a 5 year option life.

On April 12, 2005, the Company issued an outside director 200,000 restricted shares of our common stock for serving as a director, financial expert and chairman or the audit committee and compensation committee. These shares were valued at the fair market value of the average between the bid and the ask on the date of grant.

On November 1, 2004, the Company issued an option to the Chief Financial Officer and the Chief Technical Officer to purchase 50,000 shares each of our common stock at a purchase price of $.25 per share.

On September 8, 2003 the Company commenced a private offering of 4,000,000 shares of common stock at $.25 per share which was increased in November 2003 to 6,000,000 shares of common stock. A total of 6,886,000 shares were sold to approximately 77 accredited investors as of the close of the offering on September 30, 2004. The gross proceeds of the offering were $1,721,500 and the net proceeds to us, after expenses and broker commissions, was approximately $1,668,750. The placement agent, S.G. Martin Securities, LLC was issued a warrant to purchase 172,800 shares of our common stock at a purchase price of $.30 per share. The placement agent also received $43,200 in commissions and $8,640 of non-accountable expenses.

In September 2004, Mr. Bozsnyak purchased an aggregate of 400,000 shares of our common stock through a private sale, for a price of $.25 per share. The total purchase price was $100,000.

In September 2004, the Company issued 520,753 shares of our common stock to Mr. Bozsnyak in consideration for repayment of his loan to us in the amount of $130,188. Also in September 2004, we issued 59,280 shares of our common stock to Debbie Seaman, our President at the time, in consideration for repayment of her loan to us in the amount of $14,820. The price was determined by using the value of the stock on the date of grant.

All of the above-mentioned securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, or Rule 506 promulgated thereunder.

ITEM 27: EXHIBITS

Exhibit No.	Description of Exhibit
3(i)(a)	Certificate of Incorporation of the Company*
3(i)(b)	Certificate of Amendment effective April 26, 2005 (Incorporated herein by reference to Form 8-K filed May 2, 2005)
3(ii)	By-laws of the Company*
3(iii)
Form of Certificate Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A 7% Convertible Preferred Stock, $0.0001 par value. (Incorporated herein by reference to Form 8-K filed February 13, 2007)

4.1	Specimen Common Stock Certificate of the Company*
4.2	Specimen Class A Warrant Certificate of the Company*
4.3	Specimen Class B Warrant Certificate of the Company*
5	Opinion re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to our Form SB-2 filed with the Securities and Exchange Commission on May 10, 2004 -File No. 33-97687).
10.3	Warrant Agreement, dated January 22, 2003, between the Company and American Stock Transfer and Trust Company*
10.4	Placement Agent Registration Rights Agreement, dated January 22, 2003, between the Company and Robert M. Cohen & Co, Inc.*
10.5	Form of Placement Agent Warrant*
10.6	Company 2004 Stock Plan, dated January 1, 2004. **
10.7	Participation Agreement, dated February 3, 2004, between the Company and Environmental Commercial Technology Corp. **
10.8	Letter Agreement, dated February 3, 2004, between the Company and BioNeutral Laboratories Corporation USA. **
10.9	Letter Agreement, dated February 3, 2004, between the Company and BioNeutral Laboratories Corporation (Worldwide) Limited. **
10.10	Settlement Agreement, dated October 20, 2005, between SearchHelp, Inc. and BioNeutral
Laboratories Corporation USA. (filed herewith)
10.11	Registration Rights Agreement, dated November 7, 2003, by and between the Company and
S.G. Martin Securities LLC.**
10.12	Software Purchase and Service Agreement, dated as of August 15, 2003, by and between the Company and Edocusign, Inc. **

10.13	Employment Agreement, dated April 26, 2005, between the Company and Joseph Carrizzo (Incorporated herein by reference to Form 8-K filed April 28, 2005)
10.14	Securities Purchase Agreement by and among the Shareholders of E-Top-Pics, Inc. and the Company dated as of April 26, 2005. (Incorporated herein by reference to Form 8-K filed June 14, 2005)
10.15	Employment Agreement, dated May 1, 2005, between the Company and William Bozsnyak (Incorporated herein by reference to Form 8-K filed May 3, 2005)
10.16	Employment Agreement, dated May 1, 2005, between the Company and Brian O’Connor (Incorporated herein by reference to Form 8-K filed June 14, 2005)
10.17	Accounts Receivable Purchase Agreement, dated September 15, 2005, between E-Top-Pics, Inc. and Commercial Capital Lending, LLC (Incorporated herein by reference to Form 8-K filed September 21, 2005)
10.18	Secured Guaranty, dated September 15, 2005, between SearchHelp, Inc. and Commercial Capital Lending, LLC (Incorporated herein by reference to Form 8-K filed September 21, 2005)
10.19	Supply Agreement, dated September 27, 2005, between E-Top-Pics, Inc. and Fuji Photo Film U.S.A., Inc. (Incorporated herein by reference to Form 8-K filed October 3, 2005)
10.20	Exchange Agreement dated as of November 2, 2005, among SearchHelp, Inc., AmberAlertAgent, Inc. (“AAA”) and the stockholders of AAA (incorporated herein by reference to 8-K filed November 10, 2005)
10.21	Consulting Agreement, dated November 2.2005, among SearchHelp, Inc., AmberAlertAgent Development Company, LLC, and certain principals of AmberAlertAgent Development Company, LLC. ***
10.22	Employment agreement, dated April 24, 2006 between the Company and John Caruso (Incorporated herein by reference to Form 8-K filed May 8, 2006)
10.23	Lease Agreement, dated June 1, 2006, between the Company and RA 6800 Jericho Turnpike LLC (Incorporated herein by reference to Form 8-K filed June 12, 2006)
10.24	Settlement Agreement, dated July 14, 2006 between the Company and BioNeutral Laboratories Corporation USA (Incorporated herein by reference to Form 8-K filed July 20, 2006)

10.25	Amendment to Employment Agreement, dated January 29, 2007, between the Company and William Bozsnyak (filed herewith)
10.26	Series A Preferred Stock Purchase Agreement dated February 7, 2007 by and between the Registrant and Edward Kaplan. (Incorporated herein by reference to Form 8-K filed February 13, 2007)
10.27
Series A Preferred Stock Purchase Agreement dated February 8, 2007 by and between the Registrant and The LAM Opportunity Fund, LTD. (Incorporated herein by reference to Form 8-K filed February 13, 2007)

10.28	Series A Preferred Stock Purchase Agreement dated February 8, 2007 by and between the Registrant and Lewis Opportunity Fund, LP. (Incorporated herein by reference to Form 8-K filed February 13, 2007)
10.29
Series A Preferred Stock Purchase Agreement dated February 20, 2007 by and between the Registrant and The LAM Opportunity Fund, LTD. (incorporated herein by reference to Form 8-K filed February 26, 2007)

10.30	Series A Preferred Stock Purchase Agreement dated February 20, 2007 by and between the Registrant and Lewis Opportunity Fund, LP. (Incorporated herein by reference to Form 8-K filed February 26, 2007)
10.31	Series A Preferred Stock Purchase Agreement dated March 9, 2007 by and between the Registrant and Michael Zuhoski. (Incorporated herein by reference to Form 8-K filed June 6, 2007)
10.32	Series A Preferred Stock Purchase Agreement dated March 9, 2007 by and between the Registrant and Diane Supinsky. (Incorporated herein by reference to Form 8-K filed June 6, 2007)
10.33	Series A Preferred Stock Purchase Agreement dated May 16, 2007 by and between the Registrant and Lewis Opportunity Fund, LP. (Incorporated herein by reference to Form 8-K filed June 6, 2007)
10.34	Series A Preferred Stock Purchase Agreement dated May 16, 2007 by and between the Registrant and The LAM Opportunity Fund, LTD. (incorporated herein by reference to Form 8-K filed June 6, 2007)
10.35	Series A Preferred Stock Purchase Agreement dated June 1, 2007 by and between the Registrant and Lewis Opportunity Fund, LP. (Incorporated herein by reference to Form 8-K filed June 6, 2007)
14	Code of Ethics of the Company.**
21	List of Subsidiaries***

23.1	Consent of Lazar Levine & Felix, LLP
23.2	Consent of Tannenbaum Helpern Syracuse & Hirschtritt LLP (included in Exhibit 5)
23.3	Consent of Sherb & Company, LLP

*       Incorporated herein by reference to the Company’s Form SB-2 filed with the Securities and Exchange Commission (File No. 33-97687).
**            Incorporated herein by reference to the Company’s Form 10-KSB   filed with the Securities and Exchange Commission on March 16, 2004.
***          Incorporated herein by reference to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 17, 2006

ITEM 28. UNDERTAKINGS.

A.   Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii) To include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Syosset, New York on August 28, 2008.

SEARCHHELP, INC.

By:	/s/ William Bozsnyak
Name: William Bozsnyak
Title: Chief Executive Officer and Chairman of the Board

By:	/s/ Erica Zalbert
Name: Erica Zalbert
Title: Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By:	/s/ BRIAN O’CONNOR	Date: August 28, 2008
Name: Brian O’Connor
Title: Director

By:	/s/ DAVID M. BARNES	Date: August 28, 2008
Name: David M. Barnes
Title: Director

By:	/s/ RANDY S. ZELIN	Date: August 28, 2008
Name: Randy Zelin
Title: Director